EVEREST RE GROUP, LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2015

TO THE SHAREHOLDERS OF EVEREST RE GROUP, LTD.:

The Annual General Meeting of Shareholders of Everest Re Group, Ltd. (the “Company”), a Bermuda company, will be held at Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda on May 13, 2015 at 10:00 a.m., local time, for the following purposes:

1.
To elect Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company, each to serve for a one-year period to expire at the 2016 Annual General Meeting of Shareholders or until such director’s successor shall have been duly elected or appointed or until such director’s office is otherwise vacated.

2.
To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to act as the Company’s auditor for the year ending December 31, 2015 and authorize the Company’s Board of Directors, acting through its Audit Committee, to retain the independent registered public accounting firm acting as the Company’s auditor.

3.	To consider and approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended through the Second Amendment.

4.	To consider and approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan as Amended through the Third Amendment.

5.	To approve, by non-binding advisory vote, 2014 compensation paid to the Company’s Named Executive Officers.

6.	To consider and act upon such other business, if any, as may properly come before the meeting and any and all adjournments thereof.

The Company’s financial statements for the year ended December 31, 2014, together with the report of the Company’s independent registered public accounting firm in respect of those financial statements, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Only shareholders of record identified in the Company’s Register of Members at the close of business on March 20, 2015 are entitled to notice of, and vote at, the Annual General Meeting.

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the postage prepaid envelope provided.

By Order of the Board of Directors
Sanjoy Mukherjee
Executive Vice President, General Counsel and Secretary

April 10, 2015
Hamilton, Bermuda

EVEREST RE GROUP, LTD.
PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 13, 2015

Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2015 at Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda at 10:00 a.m.

The proxy statement and annual report to shareholders are available at
http://www.everestregroup.com/InvestorCenter/AnnualMeetingMaterials.aspx

EVEREST RE GROUP, LTD.

Proxy Statement
___________________
ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 13, 2015

GENERAL INFORMATION

The enclosed Proxy Card is being solicited on behalf of the Board of Directors (the “Board”) for use at the 2015 Annual General Meeting of Shareholders of Everest Re Group, Ltd., a Bermuda company (the “Company”), to be held on May 13, 2015, and at any adjournment thereof.   It may be revoked at any time before it is exercised by giving a later-dated proxy, notifying the Secretary of the Company in writing at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by voting in person at the Annual General Meeting.  All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted: (1) for the election of Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company; (2) for the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to act as the Company’s auditor for 2015 and for authorizing the Company’s Board of Directors acting through its Audit Committee to retain the independent registered public accounting firm serving as the Company’s auditor; (3) for the approval of an amendment to the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended through the Second Amendment; (4) for the approval of the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan as Amended through the Third Amendment; and (5) for the approval, by non-binding advisory vote, of the 2014 compensation paid to the Named Executive Officers (as defined herein).

Only shareholders of record at the close of business on March 20, 2015 will be entitled to vote at the meeting.  On that date, 54,135,185 Common Shares, par value $.01 per share (“Common Shares”), were outstanding.  However, this amount includes 9,719,971 Common Shares held by Everest Reinsurance Holdings, Inc. (“Everest Holdings”), the Company’s subsidiary.  As provided in the Company’s Bye-laws, Everest Holdings may vote only 5,359,383 of its shares.  The outstanding share amount also excludes 27,329 shares with no voting rights.  The limitation of Everest Holdings’ voting shares to 5,359,383 and the exclusion of 27,329 shares with no voting rights results in 49,747,268 Common Shares entitled to vote.

The election of each nominee for director and the approval of all other matters to be voted upon at the Annual General Meeting require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum consisting of not less than two persons

Proxy Statement   1

Proxy Statement

present in person or by proxy holding in excess of 50% of the issued and outstanding Common Shares entitled to attend and vote at the Annual General Meeting.  The Company has appointed inspectors of election to count votes cast in person or by proxy.  Common Shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum.  However, such Common Shares and Common Shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting (including “broker non-votes”) will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and, thus, will have no effect on the outcome of those votes.

This Proxy Statement, the attached Notice of Annual General Meeting, the Annual Report of the Company for the year ended December 31, 2014 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company’s shareholders on or about April 10, 2015.

All references in this document to “$” or “dollars” are references to the currency of the United States of America.

The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement.  If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.  To be properly made, a shareholder proposal must comply with the Company’s Bye-laws and, in order for any matter to come before the meeting, it must relate to matters referred to in the attached Notice of Annual General Meeting.

2   Everest Re Group, Ltd.

Proxy Summary

PROXY SUMMARY
_________________________________________________________________________________________________________________________________________________________

This summary highlights certain information contained in the Company’s proxy statement. The summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement carefully.

Financial Highlights

For fiscal year 2014, the Company earned $1.2 billion of net income attributable to the Company and a 17.1% net income return on average adjusted equity1.  The Company’s gross written premiums grew by 10%, or $531 million, to $5.749 billion in 2014. The Company’s strong earnings were driven by excellent underwriting results with $887 million of underwriting income.

Returning Value to Shareholders

We returned almost $646 million to shareholders in 2014 through dividends and share repurchases.  The Company repurchased $500 million of shares and paid $146 million in dividends.  In November 2014, the dividend was increased 27%, from $0.75 per share to $0.95 per share.  Year over year book value adjusted for dividends increased 16%.

Corporate Governance Profile and Compensation Best Practices

We are committed to operating our business consistent with sound corporate practices and strong corporate governance which promote the long-term interests of our shareholders, strengthens the accountability of the Board and management and helps build trust in the Company.  The Board adheres to the Company’s Corporate Governance Guidelines and Ethics Guidelines and Index to Compliance Policies, which are available on the Company’s website at http//www.everestregroup.com.  The Board also aims to meet or exceed, where applicable, the corporate governance standards established by the New York Stock Exchange (“NYSE”).  In addition, as set forth in more detail in this proxy statement in the section entitled “Compensation Discussion and Analysis”, the Board strives to respond to shareholder concerns regarding compensation practices from a governance perspective.

______________________________
1 Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments.

Proxy Statement   3

Proxy Summary

Highlights of our corporate governance and compensation best practices include:

Governance Profile Best Practice		Company Practice
✓	Size of Board	8
✓	Number of Independent Directors	6
✓	Board Independence Standards	The Board has adopted director independence standards stricter than the listing standards of the NYSE
✓	Director Independence on Key Committees	The Board’s Audit, Compensation and Nominating and Governance Committees are composed entirely of independent directors
✓	Separate Chairman and CEO	Yes
✓	Lead Independent Director	No
✓	Annual Election of All Directors	Yes
✓	Majority Voting for Directors	Yes
✓	Board Meeting Attendance	Each director or appointed alternate director attended 100% of Board meetings in 2014
✓	Annual Meeting Attendance	Director attendance expected at Annual Meeting per Governance Guidelines, and 100% of directors attended the 2014 Annual Meeting
✓	No Over-Boarding	No directors sit on the boards of other publically traded companies. Directors are prohibited from sitting on the boards of competitors
✓	Regular Executive Sessions of Non-Management Directors	Yes
✓	Shareholder Access	No share ownership or holding thresholds to nominate qualified director to board
✓	Policy Prohibiting Insider Pledging or Hedging of Company’s Stock	Yes
✓	Annual Equity Grant to Non-Employee Directors	Yes
✓	Annual Board and Committee Self Evaluations	Yes
✓	Clawback Policy	Yes
✓	Code of Business Conduct and Ethics for Directors and Executive Officers	Yes

4   Everest Re Group, Ltd.

Proxy Summary

Compensation Best Practice		Company Practice
✓	No Separate Change in Control Agreement for the CEO	CEO participates in the Senior Executive Change in Control Plan (“CIC Plan”) along with the other Named Executive Officers
✓	No Automatic Accelerated Vesting of Equity Awards	Accelerated equity vesting provisions are not and will not be incorporated in the employment agreements of any Named Executive Officer
✓	Double Trigger for Change-in-Control	Yes
✓	No Excise Tax Assistance	No “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control
✓	Say on Pay Frequency	Say on Pay Advisory Vote considered by Shareholders annually
✓	No Re-pricing of Options and SARs	The Board adheres to a strict policy of no re-pricing of Options and SARs
✓	Vesting Period of Options and Restricted Shares	5-year vesting period for equity awards to executive officers 3-year vesting period for equity awards to Directors
✓	Clawback Policy
Clawback Policy covering current and former employees, including Named Executive Officers, providing for forfeiture and repayment of any incentive based compensation granted or paid to an individual during the period in which he or she engaged in material willful misconduct including, but not limited to fraudulent misconduct

✓	Stock Ownership Guidelines for Executive Officers	Six times base salary for CEO; three times base salary for other Named Executive Officers
✓	Use of Performance Shares as Element of Long-Term Incentive Compensation	Yes

Proxy Statement   5

Proxy Summary

Voting Matters and Board’s Voting Recommendations

Proposal	Board’s Voting Recommendations	Page
Election of Director Nominees (Proposal 1)	FOR ALL DIRECTOR NOMINEES	7
Appointment of PricewaterhouseCoopers as Company Auditor (Proposal 2)	FOR	59
Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan through the Third Amendment (Proposal 3)	FOR	60
Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan through the Third Amendment(Proposal 4)	FOR	71
Non-Binding Advisory Vote on Executive Compensation (Proposal 5)	FOR	79

6   Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors

PROPOSAL NO. 1—ELECTION OF DIRECTORS
____________________________________________________________________________

The Board of Directors recommends that you vote FOR the director nominees described below.  Proxies will be so voted unless shareholders specify otherwise in their proxies.

The Company’s Bye-laws provide that all directors will be elected for one-year terms at each Annual General Meeting.

At the 2015 Annual General Meeting, the nominees for director positions are to be elected to serve until the 2016 Annual General Meeting of Shareholders or until their qualified successors are elected or until such director’s office is otherwise vacated. At its regularly scheduled meeting on February 25, 2015, the Nominating and Governance Committee recommended to the Board the nominations of Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors, all of whom are currently directors of the Company.

The Board accepted the Nominating and Governance Committee recommendations, and each nominee accepted his or her nomination.  It is not expected that any of the remaining nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Board shall recommend, unless the Board reduces the number of directors accordingly.  There are no arrangements or understandings between any director, or any nominee for election as a director, and any other person pursuant to which such person was selected as a director or nominee.

Information Concerning Nominees

The following information has been furnished by the respective nominees for election of directors to serve for a one year term expiring in May, 2016.

Dominic J. Addesso, 61, a director of the Company since September 19, 2012, became Chief Executive Officer of the Company, Everest Reinsurance Company (“Everest Re”) and Everest Holdings on January 1, 2014.  He became President of the Company, Everest Holdings and Everest Re on June 16, 2011 and served as Chief Financial Officer of those companies from 2009 through the second quarter of 2012.  In 2009, he became a director and Executive Vice President of Everest Re and Everest Holdings, and a director, Chairman and Chief Executive Officer of Everest Global Services, Inc. (“Everest Global”).  In 2009, he became a director of Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re”), where he has also served as Chairman since 2011 and Chairman and director of Everest Re Advisors, Ltd. (“Everest Re Advisors”).  From 2009 through February 2012, he served as director of Everest Reinsurance Company (Ireland), Limited (“Ireland Re”) and Everest Underwriting Group (Ireland), Limited (“Ireland Underwriting”), both Irish subsidiaries of the Company.  In 2009, he was appointed as a director of Everest Advisors (UK), Ltd. (“Advisors U.K.”), as a director of Mt. McKinley Insurance Company (“Mt. McKinley”), as well as a director  and Chairman of Everest International Reinsurance, Ltd., (“International Re”), and as a director (until 2014) of Everest Insurance Company of Canada (“EVCAN”).  Also in 2009, Mr. Addesso became a director of Everest National Insurance Company (“Everest National”), Everest Indemnity Insurance Company (“Everest Indemnity”) and Everest Security Insurance Company (f/k/a Southeastern Security Insurance Company) (“Everest Security”) and a director, Chairman and President of Mt. Whitney Securities, LLC (formerly known as Mt. Whitney Securities, Inc.), a subsidiary of Everest Re (“Mt. Whitney”).

From 2008 until he joined the Company in May 2009, Mr. Addesso was President of Regional Clients of Munich Reinsurance America, Inc.  From 2001 to 2009, he served as President of Direct

Proxy Statement   7

Proposal No. 1 - Election of Directors

Treaty, Munich Reinsurance America, Inc. with profit and loss responsibility for direct treaty business covering all lines including surety, political risk and marine.  From 1999 through 2001, he served in various underwriting and financial operations roles.  From 1982 to 1995, he served as Executive Vice President and Chief Financial Officer of Selective Insurance Group, Inc.  Prior to that, Mr. Addesso worked in public accounting for KPMG.  Mr. Addesso was selected to serve on the Board because of his significant knowledge of the Company’s operations as its Chief Executive Officer and his significant knowledge of the insurance and reinsurance industries.

John J. Amore, 66, became a director of the Company on September 19, 2012.  Mr. Amore retired as a member of the Group Executive Committee of Zurich Financial Services Group, now known as Zurich Insurance Group, Ltd., in 2010, for which he continued to act as a consultant through 2012.  From 2004 through 2010, he served as CEO of the Global General Insurance business segment after having served as CEO of the Zurich North America Corporate business division from 2001 through 2004.  He became CEO of Zurich U.S. in 2000, having previously served as CEO of the Zurich U.S. Specialties business unit.  Before joining Zurich in 1992, he was vice chairman of Commerce and Industry Insurance Company, a subsidiary of American International Group, Inc.  Mr. Amore served as a delegate for the Geneva Association, and is an Overseer Emeritus of the Board of Overseers for the School of Risk Management, Insurance and Actuarial Science at St. John’s University in New York, a member of the Board of Directors of the W. F. Casey Foundation, Brooklyn, New York and a member of the Board of Trustees and Finance, Audit and Investment Committees of Embry-Riddle Aeronautical University.  Mr. Amore was selected to serve on the Board because of his experience as an insurance industry executive and finance background.

John R. Dunne, 85, became a director of Everest Holdings on June 10, 1996 and served as a director of Everest Re from June 1996 to February 2000.  Thereafter he became a director of the Company upon the restructuring of Everest Holdings.  Mr. Dunne is an attorney and member of the bars of New York and the District of Columbia.  Since 1994 he has been counsel to the law firm of Whiteman Osterman & Hanna LLP in Albany, New York.  From 1995 to 2007, Mr. Dunne served as a director of Aviva Life Insurance Company of New York.  Mr. Dunne was a director of CGU Corporation, an insurance holding company, from 1993 until 2001.  Mr. Dunne was counsel to the Washington, D.C. law firm of Bayh, Connaughton & Malone from 1993 to 1994. From 1990 to 1993, he served as an Assistant Attorney General at the United States Department of Justice. From 1966 to 1989, Mr. Dunne served as a New York State Senator while concurrently practicing law as a partner in New York law firms. Mr. Dunne was selected to serve on the Board because of his legal and governmental experience as well as his experience serving on the boards of insurance companies.

William F. Galtney, Jr., 62, became a director of Everest Holdings on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000.  Thereafter he became a director of the Company upon the restructuring of Everest Holdings.  Since February 1, 2006 he has been President of Galtney Group, Inc. Since April 1, 2005, he has served as Chairman of Oxford Insurance Services Limited, a managing general and surplus lines agency.  Prior thereto, he was President (from June 2001 until December 31, 2004) and Chairman (until March 31, 2005) of Gallagher Healthcare Insurance Services, Inc. (“GHIS”), a wholly-owned subsidiary of Arthur J. Gallagher & Co. (“Gallagher”)  From 1983 until its acquisition by Gallagher in June 2001, Mr. Galtney was the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc. (predecessor to GHIS), a managing general and surplus lines agency previously indirectly owned by The Galtney Group, Inc.  Mr. Galtney is also Managing Member, President and Director of Galtney Group, LLC and was a director of Mutual Risk Management Ltd. from 1988 to 2002.  During 2007, Mr. Galtney assumed the directorship of Intercare Holdings, Inc. and Intercare Solutions Holdings, Inc. During 2011, Mr. Galtney joined the board of directors of Houston Baseball Partners LLC and

8   Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors

Healthcare Liability Solutions, Inc.  Mr. Galtney was selected to serve on the Board because of his experience as an insurance industry executive and director.

Gerri Losquadro, 64, became a director of the Company on May 14, 2014.  Ms. Losquadro retired in 2012 as Senior Vice President and head of Global Business Services at Marsh & McLennan Companies (“MMC”) and served on the MMC Global Operating Committee.  Prior to becoming a senior executive at MMC, Ms. Losquadro was a Managing Director and senior executive at Guy Carpenter responsible for brokerage of global reinsurance programs including all insurance lines and treaty and facultative and development and execution of Guy Carpenter’s account management program.  From 1986 to 1992, Ms. Losquadro held senior leadership positions at AIG’s American Home Insurance Company and AIG Risk Management.  From 1982 to 1986, she served as Manager of Special Accounts of Zurich Insurance Group.  Ms. Losquadro was selected to serve on the Board because of the depth and breadth of her knowledge of insurance operations and the insurance and reinsurance industries.

Roger M. Singer, 68, became a director of the Company on February 24, 2010. He was elected as director of Bermuda Re and International Re, both Bermuda subsidiaries of the Company, on January 17, 2012.  Mr. Singer, currently retired, was the Senior Vice President, General Counsel and Secretary to OneBeacon Insurance Group LLC (formerly known as CGU Corporation) and its predecessors, CGU Corporation and Commercial Union Corporation, from August of 1989 through December 2005.  He continued to serve as director and consultant to OneBeacon Insurance Group LLC and its twelve subsidiary insurance companies through December 2006.  Mr. Singer served with the Commonwealth of Massachusetts as the Commissioner of Insurance from July 1987 through July 1989 and as First Deputy Commissioner of Insurance from February 1985 through July 1987. He has also held various positions in branches of the federal government including the Office of Consumer Affairs and Business Regulation, the Consumer Protection Division and the Federal Trade Commission. Mr. Singer was selected to serve on the Board because of his legal experience and experience as an insurance industry regulator and insurance executive.

Joseph V. Taranto, 66, is a director and Chairman of the Board of the Company.  He retired on December 31, 2013 as Chief Executive Officer of the Company and Chief Executive Officer and Chairman of the Board of Everest Holdings and Everest Re, in which capacity he had served since October 17, 1994.  On February 24, 2000, he became Chairman of the Board and Chief Executive Officer of the Company upon the restructuring of Everest Holdings.  Between 1986 and 1994, Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.).  Mr. Taranto was selected to serve on the Board because of his considerable experience as CEO of publicly traded international insurance and reinsurance companies, intimate knowledge of the Company’s operations, and significant insight into the insurance and reinsurance markets.

John A. Weber, 70, became a director on May 22, 2003.  He was elected as director of Bermuda Re and International Re, both Bermuda subsidiaries of the Company on January 17, 2012.  Since December 2002, he has been the Managing Partner of Copley Square Capital Management, LLC, a private partnership which provides investment management and strategic advisory services to institutions.  From 1990 through 2002, Mr. Weber was affiliated with OneBeacon Insurance Group LLC and its predecessor companies.  During that affiliation, he became the Managing Director and Chief Investment Officer of the OneBeacon insurance companies and the President of OneBeacon Asset Management, Inc. (formerly known as CGU Asset Management, Inc.).  From 1988 through 1990, Mr. Weber was the Chief Investment Officer for Provident Life & Accident Insurance Company and from 1972 through 1988 was associated with Connecticut Mutual Life Insurance Company (“Connecticut Mutual”) and its affiliate, State House Capital Management Company

Proxy Statement   9

Proposal No. 1 - Election of Directors

(“State House”), eventually serving as Senior Vice President of Connecticut Mutual and President of State House. Mr. Weber was selected to serve on the Board because of his experience as an insurance industry executive and investment adviser.

Information Concerning Executive Officers

The following information has been furnished by the Company’s executive officers who are not also director nominees.  Executive officers are elected by the Board following each Annual General Meeting and serve at the pleasure of the Board.

Craig Howie, 51, the Executive Vice President and Chief Financial Officer of the Company, Everest Re, Everest Holdings and Everest Global, joined the Company on March 26, 2012 as Executive Vice President of Everest Global and Everest Re.  In 2013, he became a director of Mt. Logan Re, Ltd. (“Mt. Logan”) and Mt. Whitney and the Chief Financial Officer of Everest Indemnity, Everest National and Everest Security.  He became a director of Everest Security during 2014.  During 2012, he became a director of Everest Re, Bermuda Re, International Re, Everest Global and Everest Re.  Prior to his joining the Company, he served as Vice President and Controller of Munich Reinsurance America, Inc. where, beginning in 2005, he managed the corporate financial reporting, corporate tax, investor relations, financial analysis and rating agency relationship groups.  From 2003 to 2005, he was the Vice President of Financial Services and Operations and served as Vice President Corporate Tax beginning in 1998 and through 2003.  He is a Certified Public Accountant.

Mark S. de Saram, 59, became Executive Vice President of the Company on September 17, 2008, having served as Senior Vice President since October 13, 2004.  He serves as a director, Deputy Chairman, Managing Director and Chief Executive Officer of Bermuda Re and as a director and Deputy Chairman of Everest Re Advisors and International Re. He serves as a director, and non-executive Chairman of the Board of Advisors U.K. and as a director of Ireland Underwriting and of Ireland Re.  Mr. de Saram joined Everest Re in 1995 as Vice President responsible for United Kingdom and European Operations.  Prior to his joining Everest Re, Mr. de Saram accumulated 21 years of reinsurance industry experience working in various underwriting capacities in the United Kingdom and Canada.

John P. Doucette, 49, is the Executive Vice President and Chief Underwriting Officer for Worldwide Reinsurance and Insurance for the Company, Everest Re and Everest National.  He became the Chief Underwriting Officer of the Company and Everest Re in 2012, after having assumed the title of Chief Underwriting Officer for Worldwide Reinsurance for those companies on June 16, 2011.   In 2013, he became a director of Mt. Logan.  In 2010, he became a director of Bermuda Re and in 2011, a director of Everest Re and Heartland Crop Insurance, Inc. (“Heartland”), a subsidiary of Everest Holdings. Upon joining the Company in 2008, he became Executive Vice President of the Company, Everest Global, and Everest Re.  From 2000 to 2008, Mr. Doucette worked at Max Capital Group Ltd. (formerly Max Re Capital Ltd.) (“Max Capital”), serving in various capacities including President and Chief Underwriting Officer of the P&C Reinsurance division of Max Capital, where he was responsible for new products and geographic expansion. Prior to that, he was an Associate Director at Swiss Re New Markets, a division of Swiss Reinsurance Company, between 1997 and 2000, where he held various pricing, structuring and underwriting roles in connection with alternative risk transfer and structured products. He was an actuarial consultant at Tillinghast from 1989 to 1997.

10   Everest Re Group, Ltd.

Proposal No. 1 - Election of Directors

Sanjoy Mukherjee, 48, is Executive Vice President, Secretary and General Counsel of the Company.  Since 2006, he has served as Secretary, General Counsel and Chief Compliance Officer of the Company, Everest Global, Everest Holdings and Everest Re also serving as a director in the latter two.  During 2013, he became a director of Mt. Logan and Specialty Insurance Group Inc. and Secretary and General Counsel of SIG Sports, Leisure and Entertainment Risk Purchasing Group LLC.  Since 2009, he has served as Secretary of Ireland Re and Ireland Underwriting, where he also serves as director.  Beginning in 2011, Mr. Mukherjee serves as a director, Secretary and General Counsel of Heartland.  Since 2005, he has served as General Counsel of Everest National and Mt. McKinley Managers, L.L.C. (“Mt. McKinley Managers”) and as Secretary of EVCAN, a director of Everest National, Everest Indemnity, and as Compliance Officer and Assistant Secretary of Everest Security. Since 2006, he has served as director and General Counsel of WorkCare Southeast and WorkCare Southeast of Georgia. Since 2008, he has been Secretary and a director of Mt. Whitney. He became a Vice President of Mt. McKinley in 2002 where he also serves as Secretary and Compliance Officer since 2005 and as a director since 2011.  From 2005 through 2007, he served as a director of Bermuda Re. He joined the Company in 2000 as an Associate General Counsel of Mt. McKinley.

Before joining the Company in 2000, Mr. Mukherjee was engaged in the private practice of law as a litigator specializing in insurance and reinsurance coverage disputes and commercial litigation.  Prior to that, Mr. Mukherjee was a Senior Consultant with Andersen Consulting specializing in the manufacturing and the financial services industries.

Proxy Statement   11

The Board of Directors and Its Committees

THE BOARD OF DIRECTORS AND ITS COMMITTEES
____________________________________________________________________________

The Board conducts its business through its meetings and meetings of its committees.  The Board currently maintains Audit, Nominating and Governance, Compensation, Executive, Investment Policy and Underwriting committees.

MEMBERSHIP ON BOARD COMMITTEES

Name	Audit	Compensation	Executive	Investment Policy	Nominating and Governance	Underwriting Committee	Independent
Dominic J. Addesso				X		X
John J. Amore	X	Chair			X	X	X
John R. Dunne	X	X			X		X
William F. Galtney, Jr.	X	X	X		Chair	X	X
Gerri Losquadro	X	X			X	X	X
Roger M. Singer	Chair	X			X		X
Joseph V. Taranto			X	X
John A. Weber	X	X	X	X	X		X
Meetings	4	4	0	4	2	2

Four formal meetings of the Board were held in 2014.  Each director attended 100% of the total number of meetings of the Board and meetings of all committees of the Board on which the director served either in person or through an alternate director appointment as permitted by the bye-laws and Bermuda Companies Act 1981.  The directors are expected to attend the Annual General Meeting pursuant to the Company’s Corporate Governance Guidelines.  All of the directors attended the 2014 Annual General Meeting of Shareholders.

Director Independence

Our Board of Directors has established criteria for determining director “independence” as set forth in our Corporate Governance Guidelines.  These criteria incorporate all of the requirements for director independence contained in the NYSE listing standards.  No director shall be deemed to be “independent” unless the Board shall have affirmatively determined that no material relationship exists between such director and the Company other than the director’s service as a member of our Board or any Board committee. In addition, the following enhanced criteria apply to determine independence:

•	no director who is an employee, or whose immediate family member is an executive officer of the Company, is deemed independent until three years after the end of such employment relationship;

•
no director is deemed independent who receives, or whose immediate family member receives, more than $10,000 in any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

12   Everest Re Group, Ltd.

The Board of Directors and Its Committees

•	no director is independent who

(i) is a current partner or employee of a firm that is the Company’s internal or external auditor;
(ii) has an immediate family member who is a current partner of such firm;
(iii) has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or
(iv) was or had an immediate family member who was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

•
no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is deemed independent until three years after the end of such service or the employment relationship;

•
no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single year, exceeds $10,000 is deemed independent;

•	no director who has a personal services contract with the Company, or any member of the Company’s senior management, is independent;

•	no director who is affiliated with a not-for-profit entity that receives significant contributions from the Company is independent; and

•	no director who is employed by a public company at which an executive officer of the Company serves as a director is independent.

Enhanced Audit Committee Independence Requirements

The members of our Audit Committee must meet the following additional independence requirements:

•
no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with the Company or any of its subsidiaries in any capacity, other than in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee or as an independent subsidiary director; and

•
no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees received in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, or as an independent subsidiary director, and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided such compensation is not contingent in any way on continued service).

NYSE listing standards also require that we have a Compensation Committee and a Nominating and Corporate Governance Committee that are each entirely composed of independent directors with written charters addressing such committee’s purpose and responsibilities and that the performance of such committees be evaluated annually.

Proxy Statement   13

The Board of Directors and Its Committees

Enhanced Compensation Committee Independence Requirements

The members of our Compensation Committee must meet the following additional independence requirements:

•	no director shall be considered independent who:

(i) is currently an officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the Company or a subsidiary of the Company, or otherwise employed by the Company or subsidiary of the Company;

(ii) receives compensation, either directly or indirectly, from the Company or a subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or

(iii) possesses an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

•	no director who does not meet the requirements of an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), shall be considered independent.

In assessing the independence of members of the Compensation Committee the Board will consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to such member’s ability to be independent from management in connection with his or her duties, including, but not limited to (i) the source of his or her compensation, including any consulting, advisory, or other compensatory fee paid by the Company to such director, and (ii) whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Our Board has affirmatively determined that Ms. Losquadro and each of Messrs. Amore, Dunne, Galtney, Singer and Weber meet the criteria for independence set forth above, and that all members of the Audit Committee and Compensation Committee meet the further requirements for independence set forth above.

The Board considered whether these directors had any material relationships with the Company, its affiliates or the Company’s external auditor and concluded that none of them had a relationship that impaired his or her independence.  The Board based its determination on personal discussions with the directors and a review of each director’s responses to an annual questionnaire regarding employment, compensation history, affiliations and family and other relationships.  The questionnaire responses form the basis for reviewing a director’s financial transactions involving the Company and preparing a report on every relationship that is disclosed by a director, regardless of the amount in question.  This annual review is performed in compliance with the Company’s Bye-laws and the Bermuda Companies Act 1981 and the resulting report is approved by resolution of the Board of Directors.    Directors are also subject to the Company’s Ethics Guidelines which require full and timely disclosure to the Company of any situation that may result in a conflict or appearance of a conflict.

Additionally, in accordance with our Corporate Governance Guidelines and the disclosure requirement set forth in Bye-law 21(b) of the Company’s Bye-laws (which in turn requires compliance with the Bermuda Companies Act 1981), each director must disclose to the other directors any potential conflicts of interest he may have with respect to any matter under discussion.  If a director is disqualified by the Chairman because of a conflict, he must refrain from voting on a matter in which he may have a material interest.

14   Everest Re Group, Ltd.

Board Structure and Risk Oversight

BOARD STRUCTURE AND RISK OVERSIGHT
____________________________________________________________________________

Board Diversity

Although it does not have a formal written policy with respect to diversity, the Board believes that it is essential that directors represent diverse perspectives, skills and experience.  When evaluating the various qualifications, experiences and backgrounds of Board candidates, the Board reviews and discusses many aspects of diversity such as gender, race, education, professional experience, and differences in viewpoints and skills.  To the extent possible, director recruitment efforts include several of these factors and the Board strives to recruit candidates that enhance the Board’s diversity.

Board Leadership Structure

We believe that a Board leadership structure consisting of a separate CEO and Chairman and independent chairs for our Audit, Compensation and Nominating and Governance Committees provide the appropriate balance between management and independent, non-management leadership.  In recognition of the differences between the two roles, the CEO is responsible for setting the strategic direction, culture and day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance and counsel to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board.  Given his intimate knowledge of the Company and vast experience as the Company’s former CEO, the Board feels it is in the best interests of the Company to have Mr. Taranto continue to chair the Board of Directors.  Mr. Addesso remains a director on the Board.  In addition to Mr. Taranto and Mr. Addesso, the Board is comprised of six outside directors, all of whom are independent.

The Charters for each of the Audit, Compensation and Nominating and Governance Committees, the Corporate Governance Guidelines and the Company’s Ethics Guidelines and Index to Compliance Policies are posted on the Company’s website at http://www.everestregroup.com.  The Board also maintains an Executive Committee, an Investment Policy Committee and an Underwriting Committee.

Prior to each scheduled meeting of the Board of Directors, the directors who are not officers of the Company meet in executive session outside the presence of management to determine and discuss any items including those that should be brought to the attention of management.  The executive sessions are chaired by alternating directors on an alphabetically based rotation.

Board Role in Risk Oversight

Prudent risk management is embodied throughout our Company as part of our culture and is a key point of emphasis by our Board.  In accordance with NYSE requirements, the Company’s Audit Committee Charter provides that the Audit Committee has the responsibility to discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control its risk profile, including the Company’s risk assessment and risk management guidelines.  Upon the Audit Committee’s recommendation, the Board has adopted a formal Risk Appetite Statement that establishes upper boundaries on risk taking in certain areas of the Company including assets, investments, property and casualty business, including catastrophe business.  In managing and implementing the Board’s Risk Appetite Statement, the Company developed an Enterprise Risk Management (“ERM”) process for managing the Company’s risk profile on a holistic basis.  The objective of ERM is to manage uncertainty, enhance shareholder value and maintain policyholder protection through controlled risk taking and the effective deployment of capital when considering the risk-return characteristics of the Company’s combined

Proxy Statement   15

Board Structure and Risk Oversight

business activities.  Company-wide ERM is coordinated through a centralized ERM Unit responsible for implementing the risk management framework that identifies, assesses, monitors, controls and communicates the Company’s risk exposures.  The ERM Unit is overseen by our Chief Risk Officer and is staffed and supported with seasoned and accredited actuarial, accounting and management staff.

In order to monitor compliance and liaise with the Board regarding the Company’s ERM activities, we established an Executive Risk Management Committee (“ERM Committee”) comprised of the President, the Chief Financial Officer, the Chief Underwriting Officer, the General Counsel and the Chief Risk Officer.  The ERM Committee, in conjunction with Board input, is responsible for establishing risk management principles, policies and risk tolerance levels.  It provides centralized executive oversight in identifying, assessing, monitoring, controlling, and communicating the Company’s enterprise-wide risk exposures and opportunities in accordance with pre-approved parameters and limits.  The ERM Committee meets quarterly to review in detail the Company’s risk positions compared to risk appetites, scenario testing, financial strength, and risk accumulation.

In conjunction with the input of the ERM Committee, the Chief Risk Officer presents a comprehensive report, on a quarterly basis, to the Audit Committee with respect to our risk management procedures and our exposure status relative to the Board’s Risk Appetite Statement in our three key risk areas – asset risk, natural catastrophe exposure risk and long tailed reserve risk.  These risk exposures are reviewed and managed on an aggregate and individual risk basis throughout our worldwide property and casualty insurance and reinsurance businesses and our investment portfolio.

16   Everest Re Group, Ltd.

Board Committees

BOARD COMMITTEES
____________________________________________________________________________

Audit Committee

The principal purposes of the Company’s Audit Committee, as set forth in its Charter, are to oversee the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, to oversee the independent registered public accounting firm, to evaluate the independent registered public accounting firm’s qualifications and independence and to oversee the performance of the Company’s internal audit function.  The Audit Committee meets with the Company’s management, Chief Internal Audit Officer and the independent registered public accounting firm, both separately and together, to review the Company’s internal control over financial reporting and financial statements, audit findings and significant accounting and reporting issues. The Audit Committee Charter is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations.  The Charter is available on the Company’s website at http://www.everestregroup.com.

No member of the Audit Committee may serve on the Audit Committee of more than two other public companies unless the Board has determined that such service will not affect such member’s ability to serve on the Company’s Audit Committee.

The Board has determined that all members of the Audit Committee are financially literate. The Board has also determined that Mr. Singer qualifies as an “audit committee financial expert” as defined by SEC rules and has accounting or related financial management expertise as required by NYSE listing standards.

Proxy Statement   17

Board committees

Audit Committee Report

The Audit Committee has reviewed and discussed with management, which has primary responsibility for the financial statements, and with PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements for the year ended December 31, 2014 (the “Audited Financial Statements”).  In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence.  The Audit Committee also has discussed with Company management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as the Committee deemed appropriate.  Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Audit Committee devoted substantial time in 2014 to discussing with the Company’s independent auditors and internal auditors the status and operating effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s oversight involved several meetings, both with management and with the auditors outside the presence of management, to monitor the preparation of management’s report on the effectiveness of the Company’s internal control.  The meetings reviewed in detail the standards that were established, the content of management’s assessment, and the auditors’ testing and evaluation of the design and operating effectiveness of the internal control.  As reported in the Company’s Annual Report on Form 10-K filed March 2, 2015, the independent auditors concluded that, as of December 31, 2014, the Company maintained, in all material respects, effective internal control over financial reporting based upon the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Under its Charter and the “Audit and Non-Audit Services Pre-Approval Policy” (the “Policy”), the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent auditors.  The Policy mandates specific approval by the Audit Committee for any service that has not received a general pre-approval or that exceeds pre-approved cost levels or budgeted amounts. For both specific and general pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.  The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.  The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services.  It may determine, for each fiscal year, the appropriate ratio between the total amount of  audit, audit-related and tax fees and a total amount of fees for certain permissible non-audit services classified below as “All Other Fees”.  All such factors are considered as a whole, and no one factor is determinative. The Audit Committee further considered whether the performance by PricewaterhouseCoopers LLP of the non-audit related services disclosed below is compatible with maintaining their independence.  The Audit Committee approved all of the audit-related fees, tax fees and all other fees for 2014 and 2013.

18   Everest Re Group, Ltd.

Board committees

The fees billed to the Company by PricewaterhouseCoopers LLP and its worldwide affiliates related to 2014 and 2013 are as follows:

	2014	2013
Audit Fees (1)	$3,334,741	$3,290,572
Audit-Related Fees (2)	115,700	114,326
Tax Fees (3)	150,000	185,679
All Other Fees (4)	8,227	8,227

(1)
Audit fees include the annual audit and quarterly financial statement reviews, internal control audit (as required by the Sarbanes Oxley Act of 2002), subsidiary audits, and procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements.  Audit fees also include statutory audits or financial audits of subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

(2)
Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(3)	Tax fees include tax compliance, tax planning and tax advice and may be granted general pre-approval by the Audit Committee.

(4)	All other fees are for accounting and research subscriptions.

Roger M. Singer, Chairman
John J. Amore
John R. Dunne
William F. Galtney, Jr.
Gerri Losquadro
John A. Weber

Proxy Statement   19

Board committees

Compensation Committee

The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Named Executive Officers and the Company’s Chief Financial Officer, Comptroller, Treasurer, Chief Internal Audit Officer, Chief Risk Officer and Secretary.  The Compensation Committee also has oversight responsibilities for all of the Company’s compensation and benefit programs, including administration of the Company’s 2010 Stock Incentive Plan and the Executive Performance Annual Incentive Plan.  The Compensation Committee adopted a Charter which is available on the Company’s website at http://www.everestregroup.com.  The Compensation Committee Charter, which is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations, provides that the Compensation Committee may form and delegate authority to subcommittees or to committees of the Company’s subsidiaries when appropriate.  This delegation authority was not exercised by the Compensation Committee during 2014.  Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in this Proxy Statement under the heading “Compensation Discussion and Analysis”.

Compensation Committee Report

Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation.  The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

John J. Amore, Chairman
John R. Dunne
William F. Galtney, Jr.
Gerri Losquadro
Roger M. Singer
John A. Weber

20   Everest Re Group, Ltd.

Board committees

Nominating and Governance Committee

The Nominating and Governance Committee was established by the Board on November 21, 2002, with authority and responsibility to identify and recommend qualified individuals to be nominated as directors of the Company and to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company.

Shareholder Nominations for Director

The Nominating and Governance Committee will consider a shareholder’s nominee for director who is proposed in accordance with the procedures set forth in Bye-law 12 of the Company’s Bye-laws, which is available on the Company’s website or by mail from the Corporate Secretary’s office.  In accordance with this Bye-law, written notice of a shareholder’s intent to make such a nomination at the 2016 Annual General Meeting of Shareholders must be received by the Secretary of the Company at the address listed below under Shareholder and Interested Party Communications with Directors, between November 12, 2015 and December 12, 2015. Such notice shall set forth the name and address, as it appears on the Register of Members, of the shareholder who intends to make the nomination; a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; the class and number of shares of the Company which are held by the shareholder; the name and address of each individual to be nominated; a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder; such other information regarding any such nominee required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934; and the consent of any such nominee to serve as a director, if so elected.

As with any candidate for director, the Nominating and Governance Committee will consider a shareholder candidate nominated in accordance with the procedures of Bye-law 12 based solely on his/her character, judgment, education, training, business experience and expertise.  In addition to complying with independence standards of the NYSE, the SEC and the Company, candidates for director must possess the highest levels of personal and professional ethics, integrity and values and be willing to devote sufficient time to perform their Board and Committee duties. It is in the Company’s best interests that the Board be comprised of individuals whose skills, experience, diversity and expertise complement those of the other Board members.  The objective is to have a Board which, taken as a whole, is knowledgeable in the areas of insurance/reinsurance markets and operations, accounting (using generally accepted accounting practices and/or statutory accounting practices for insurance companies), financial management and investment, legal/regulatory and any other areas which the Board and Committee deem appropriate in light of the continuing operations of the Company and its subsidiaries.  Financial services-related experience, other relevant prior service, a familiarity with national and international issues affecting the Company’s operations and a diversity of background and experience are also among the relevant criteria to be considered.  Following interviews, meetings and such inquiries and investigations determined to be appropriate under the circumstances, the Committee makes its director recommendations to the Board.  The foregoing criteria are as specified in the Company’s Corporate Governance Guidelines.  As a part of the annual self-evaluation process, the Nominating and Governance Committee assesses its adherence to the Corporate Governance Guidelines.

William F. Galtney, Jr., Chairman
John J. Amore
John R. Dunne
Gerri Losquadro
Roger M. Singer
John A. Weber

Proxy Statement   21

Board committees

Code of Ethics for CEO and Senior Financial Officers

The Company’s Code of Conduct includes its “Ethics Guidelines” that is intended to guide all of the Company’s decisions and behavior by holding all directors, officers and employees to the highest standards of integrity.  In addition to being bound by the Ethics Guidelines provisions relating to ethical conduct, conflict of interest and compliance with the law, the Company has adopted a code of ethics that applies to the Chief Executive Officer, Chief Financial Officer and senior financial officers in compliance with specific regulations promulgated by the SEC.  The text of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers is posted on the Corporate Governance page on the Company’s website at http://www.everestregroup.com.  This document is also available in print to any shareholder who requests a copy from the Corporate Secretary at the address below.  In the event the Company makes any amendment to or grants any waiver from the provisions of its Code of Ethics, the Company intends to disclose such amendment or waiver on its website within five business days.

Shareholder and Interested Party Communications with Directors

Shareholders and interested parties may communicate directly with the Board of Directors or with individual directors.  All communications should be directed to the Company’s Secretary at the following address and in the following manner:

Everest Re Group, Ltd. Corporate Secretary
c/o Everest Global Services, Inc.
Westgate Corporate Center
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938-0830

Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for the Non-Management Directors or for any individual director.  Each communication addressed to an individual director and received by the Company’s Secretary from shareholders or interested parties, which is related to the operation of the Company and is not solely commercial in nature, will promptly be forwarded to the specified party.  Communications addressed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded to the Chairman of the Nominating and Governance Committee.

22   Everest Re Group, Ltd.

Common Share Ownership by Directors and Executive Officers

COMMON SHARE OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
____________________________________________________________________________

The following table sets forth the beneficial ownership of Common Shares as of March 20, 2015 by the directors of the Company, by the executive officers listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group.  Information in this table was furnished to the Company by the respective directors and Named Executive Officers.  Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table as owned by that person.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (13)
John J. Amore	9,008	(1)	*
John R. Dunne	10,529	(2)	*
William F. Galtney, Jr.	51,826	(3)	*
Gerri Losquadro	3,267	(4)	*
Roger M. Singer	9,332	(5)	*
Joseph V. Taranto	332,008	(6)	*
John A. Weber	10,506	(7)	*
Dominic J. Addesso	72,072	(8)	*
Mark S. de Saram	22,862	(9)	*
John P. Doucette	28,330	(10)	*
Craig Howie	15,297	(11)	*
Sanjoy Mukherjee	34,632	(12)	*
All directors, nominees and executive officers as a group (12 persons)	599,669		1.2

*              Less than 1%

(1)
Includes 454 shares issuable upon the exercise of share options within 60 days of March 20, 2015.  Also includes 4,452 restricted shares issued to Mr. Amore under the Company’s 2003 Non-Employee Director Equity Compensation Plan (“2003 Directors Plan”) which may not be sold or transferred until the vesting requirements are satisfied.

(2)	Includes 3,998 restricted shares issued to Mr. Dunne under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

(3)
Includes 29,750 shares owned by Galtney Family Investors, Ltd., a limited partnership in which Mr. Galtney maintains a beneficial ownership and for which he serves as the General Partner.  Also includes 3,998 restricted shares issued to Mr. Galtney under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

(4)
Includes 2,950 restricted shares issued to Ms. Losquadro under the 2003 Directors Plan and 317 restricted shares issued under the Company’s 2009 Non-Employee Director Equity Compensation Plan (“2009 Directors Plan”) which may not be sold or transferred until the vesting requirements have been satisfied.

(5)	Includes 3,998 restricted shares issued to Mr. Singer under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

(6)	Includes 3,332 restricted shares issued to Mr. Taranto under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

(7)	Includes 3,998 restricted shares issued to Mr. Weber under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

Proxy Statement   23

Common Share Ownership by Directors and Executive Officers

(8)	Includes 44,416 restricted shares issued to Mr. Addesso under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(9)	Includes 12,790 restricted shares issued to Mr. de Saram the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(10)	Includes 15,730 restricted shares issued to Mr. Doucette under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(11)	Includes 11,907 restricted shares issued to Mr. Howie under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(12)
Includes 6,000 shares issuable upon the exercise of share options within 60 days of March 20, 2015.  Also includes 11,755 restricted shares issued to Mr. Mukherjee under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(13)
Based on 49,747,268 total Common Shares outstanding and entitled to vote as of March 20, 2015. Also includes 6,454 shares issuable upon the exercise of share options exercisable within 60 days of March 20, 2015.

24   Everest Re Group, Ltd.

Principal Beneficial Owners of Common Shares

PRINCIPAL BENEFICIAL OWNERS OF COMMON SHARES
____________________________________________________________________________

To the best of the Company’s knowledge, the only beneficial owners of 5% or more of the outstanding Common Shares as of December 31, 2014 are set forth below.  This table is based on information provided in Schedule 13G Information Statements filed with the SEC by the parties listed in the table.

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Class (5)
Everest Reinsurance Holdings, Inc.	9,719,971	(1)	17.9
477 Martinsville Road
Liberty Corner, New Jersey 07938
Southeastern Asset Management, Inc.	3,564,755	(2)	7.9
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119
BlackRock, Inc.	3,394,223	(3)	7.5
55 East 52nd Street
New York, New York 10022
The Vanguard Group	2,543,058	(4)	5.6
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)
Everest Holdings, an indirect wholly-owned subsidiary of the Company, purchased the Company’s Common Shares through open market transactions pursuant to the Company’s authorized share repurchase program.  Everest Holdings had sole power to vote and direct the disposition of 9,719,971 Common Shares as of December 31, 2014.  According to the Company’s Bye-laws, the total voting power of any Shareholder owning more than 9.9% of the Common Shares will be reduced to 9.9% of the total voting power of the Common Shares.

(2)
Southeastern Asset Management, Inc. reports in its Schedule 13G that it has sole power to vote or direct the vote of 1,574,055 Common Shares, shared power to vote 1,449,600 Common Shares, no power to vote 541,100 Common Shares, sole dispositive power with respect to 2,115,155 Common Shares and shared dispositive power with respect to 1,449,600 Common Shares.

(3)	BlackRock, Inc. reports in its Schedule 13G that it has sole power to vote or direct the vote of 3,085,663 Common Shares and sole dispositive power with respect to 3,394,223 Common Shares.

(4)
The Vanguard Group reports in its Schedule 13G that it has sole power to vote or direct the vote of 43,133 Common Shares, sole dispositive power with respect to 2,505,538 Common Shares and shared dispositive power with respect to 37,250 Common Shares.

(5)
The percent of class shown for Everest Holdings includes the Common Shares held by Everest Holdings as part of the total Common Shares outstanding.  However, pursuant to Instruction 1, Item 403 of Regulation S-K, the percent of class shown for Southeastern Asset Management, Inc. and BlackRock, Inc. and the Vanguard Group exclude the Common Shares held by Everest Holdings from the total Common Shares outstanding.  If such shares owned by Everest Holdings were included, the percent of class owned by Southeastern Asset Management, Inc., BlackRock, Inc. and The Vanguard Group would be 6.6%, 6.2% and 4.7%, respectively.

Proxy Statement   25

DIRECTORS' COMPENSATION

DIRECTORS’ COMPENSATION
____________________________________________________________________________

Each member of the Board who is not otherwise affiliated with the Company as an employee and/or officer (“Non-Employee Director” or “Non-Management Director”) was compensated in 2014 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended.  Each Non-Employee Director is compensated in the form of an annual retainer and a discretionary equity grant.

Each Non-Employee Director received a standard retainer payable in the form of cash or Common Shares at the Director’s election.  In addition to the standard retainer, Mr. Taranto received an additional retainer payable in the form of cash pursuant to his December 31, 2013 Chairmanship Agreement.  Giving Non-Employee Directors an opportunity to receive their standard retainer in the form of Common Shares is intended to further align their interests with those of the Company’s shareholders.  The value of Common Shares issued is calculated based on the average of the highest and lowest sale prices of the Common Shares on each installment date or, if no sale is reported for that day, the preceding day for which there is a reported sale.  During 2014, each of the Non-Employee Directors elected to receive their retainers in the form of cash except for Mr. Amore who elected to receive his in the form of Common Shares paid in quarterly installments.

The table below summarizes the compensation paid by the Company to Non-Employee Directors for the fiscal year ended December 31, 2014.

2014 DIRECTOR COMPENSATION TABLE

					Change in
					Pension Value
					and Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Share	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation (4)	Total

John J. Amore	$75,000	$294,070	$-	$-	$-	$13,137	382,207

John R. Dunne	75,000	294,070	-	-	-	12,794	381,864

William F. Galtney, Jr.	75,000	294,070	-	-	-	12,794	381,864

Gerri Losquadro	47,390	200,110	-	-	-	3,104	250,604

Roger M. Singer	75,000	294,070	-	-	-	20,294	389,364

Joseph V. Taranto	1,575,000	294,070	-	-	-	6,400	1,875,470

John A. Weber	75,000	294,070	-	-	-	20,294	389,364

(1)
During 2014, all of the directors elected to receive their compensation in cash except for Mr.  Amore who received 464 shares in compensation for his service during 2014.  Pursuant to his Chairmanship Agreement, Mr. Taranto received $1.5 million in addition to the standard annual retainer.

(2)
The amount shown is the aggregate grant date fair value of the 2014 grant computed in accordance with Financial Accounting Standards Board Statement Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) calculated by multiplying the number of shares by the fair market value (the average of the high and low of the Company’s stock price on the NYSE on the date of grant) (“FMV”). Each of the Non-Employee Directors but Ms. Losquadro, was awarded 2,000 restricted shares on February 26, 2014 at FMV of $147.035. Ms. Losquadro was awarded 1,267 restricted shares upon her appointment to the Board on May 14, 2014 at FMV of $157.94. The aggregate number of restricted stock outstanding at year-end 2014 was as follows: 3,786 for Mr. Amore, 1,267 for Ms. Losquadro, 2,000 for Mr. Taranto and 3,998 for the other directors.

(3)
As of December 31, 2014, Mr. Amore has outstanding options to purchase 454 shares, of which 227 became exercisable on September 19, 2013 and 2014.  This grant was awarded upon his appointment to the Board on September 19, 2012.

(4)	Dividends paid on each director’s restricted shares. For Messrs. Singer and Weber, also includes $7,500 in director fees for meetings attended as directors of both Bermuda Re and International Re.

26   Everest Re Group, Ltd.

Compensation  Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
__________________________________________________________________

Executive Summary

The Company’s executive compensation program is intended to align the interests of our executive officers with those of our shareholders.  We stress merit based performance awards and structure overall compensation to provide appropriate incentives to executives to optimize net earnings and to increase book value per share.  For 2014, Named Executive Officers received annual awards based largely on such value-based financial performance metrics as growth in book value per share, growth in diluted earnings per share, net after-tax operating income and return on equity.

Our executive compensation program is designed and endorsed by the Compensation Committee whose members satisfy the independence requirements discussed previously.  In designing the Company’s executive compensation program, the Compensation Committee endeavors to reflect the core objectives of (i) attracting and retaining a talented team of executives who will provide creative leadership and ensure success for the Company in a dynamic and competitive marketplace; (ii) supporting the execution of the Company’s business strategy and the achievement of long-term financial objectives; (iii) creating long-term shareholder value; and (iv) rewarding executives for achieving financial performance surpassing that of our competitors over time.  We believe that our compensation program for the Named Executive Officers was instrumental in helping the Company achieve record financial performance in 2014:

•	The Company earned a new record $1.1 billion in after-tax operating income2 and a corresponding 16% return on equity (ROE)3.
•	Book value per share adjusted for dividends increased 16% to $166.75.
•	The Company returned $646 million in capital to shareholders during 2014 as follows:
➢	We paid quarterly dividends totaling $146 million in 2014. We also increased our quarterly dividend in the fourth quarter.
➢	We returned $500 million to shareholders by repurchasing 3.2 million shares of our common stock under our previously announced stock repurchase plan.

Since going public in 1995, the Company has generated a total return to shareholders of 949% versus the S&P 500 total return of 405%.

_________________________________________

2  The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses).

3  Return on average adjusted shareholder equity excludes net after-tax unrealized appreciation (depreciation) of investments.

Proxy Statement   27

Compensation  Discussion and Analysis

Everest Re total return* over S&P 500:
2009 - 2014	2004 - 2014	1996 - 2014
15%	18%	544%

*Total Return Includes Price Appreciation and Dividends
Source: Bloomberg, as of 12/31/2014

Response to 2013 and 2014 Say-On-Pay Vote

A primary focus of our Compensation Committee is whether the Company’s executive compensation program serves the best interests of the Company’s shareholders.  In this regard, the Committee focused on our shareholders’ expressed concerns over certain aspects of the Company’s compensation structure as indicated by the negative advisory “say-on-pay” voting results following the 2013 and 2014 Annual Meetings notwithstanding the Company’s record returns during that two year span.  In response to these results, we engaged in extensive outreach efforts with the Company’s largest shareholders and their proxy governance teams prior to and following both the 2013 and 2014 Annual Meetings in order to identify and respond to the common concerns of our shareholders.

2013 Shareholder Concerns	Action Taken by the Board
The “single-trigger” and excise tax gross-up provisions contained in the CEO severance and change-in-control arrangements

• Elimination of a separate change-in-control agreement for the CEO
• Elimination of “single trigger” accelerated equity vesting upon a change-in-control. CEO and all participants in the CIC Plan are subject todouble- trigger provisions
• Elimination of “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control

Accelerated vesting of CEO equity	• No accelerated equity vesting in CEO’s employment agreement, except in the limited circumstance of a change-in-control

28   Everest Re Group, Ltd.

Compensation  Discussion and Analysis

2014 Shareholder Concerns	Action Taken by the Board
The amount and accelerated vesting of share awards granted to the outgoing CEO

• Retained independent compensation consultant to advise on compensation practices and levels in (re)insurance industry
• Conducted formal benchmarking of CEO compensation to pay level group
• For 2015, incentive cash bonuses for Named Executive Officers tied to specific Company financial performance metrics
• For 2015, approximately 33% of Named Executive Officers’ long-term incentive compensation is in the form of performance share units that can only be earned upon satisfaction of specific Company financial performance metrics over a 3 year period

Shareholder feedback following the 2013 Annual Meeting centered on our CEO compensation practice in areas that were of a legacy nature unique to the Company’s employment contract with our previous CEO, Mr. Taranto and, as discussed in the 2014 Proxy, were eliminated from the employment contract with our current CEO, Mr. Addesso.  Specifically, shareholders expressed concern over two particular aspects of Mr. Taranto’s contract:

•	The modified single-trigger and excise tax gross-ups contained in the severance and change-in-control arrangements.

•	Accelerated vesting of equity awards in the final two years of the employment agreement.

As a result of the 2013 shareholder feedback, the Board and Compensation Committee committed to the following changes effective for the 2014 fiscal year and reflected in the employment contract with our incoming CEO, Mr. Addesso:

•	Elimination of a separate change-in-control agreement for the CEO. Mr. Addesso is a participant in the CIC Plan along with the other Named Executive Officers.

•
Elimination of “single trigger” accelerated equity vesting upon a change-in-control.  The participants in the CIC Plan are subject to the double-trigger provisions of a 2 year commitment and involuntary termination within the 2 year period following a change-in-control in order to receive enhanced separation benefits.

•	Elimination of “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control.

•	Mr. Addesso's employment contract does not contain any provision for accelerated equity vesting, except in the limited circumstance of a change-in-control.

The Company nonetheless did not receive majority support for our executive compensation program at the Company’s 2014 Annual Meeting (45.3% support on the Company’s advisory “say-on-pay”).  In response, the Company engaged in further outreach efforts with our largest shareholders representing 57% of the total outstanding shares.  While compensation was discussed generally, the only concerns expressed by shareholders following the 2014 Annual Meeting centered solely on the quantum of Mr. Taranto’s compensation and, in particular, the

Proxy Statement   29

Compensation  Discussion and Analysis

amount and accelerated vesting of share awards granted by the Committee pursuant to the terms of the final year of Mr. Taranto’s  employment agreement.  Shareholders expressed concern that the final year equity compensation for Mr. Taranto represented a bonus payment rewarding an outgoing CEO rather than tied strictly to performance.

Our Board of Directors and its Compensation Committee are committed to addressing shareholder concerns, keeping apprised of compensation best practices, and conducting an annual review of the Company’s compensation practices to determine whether modifications to the Company’s compensation program would be in the best interest of shareholders and advance the Company’s philosophy of long term shareholder growth.  Accordingly, the Compensation Committee retained an independent compensation consultant in 2014 to advise on compensation practices in the (re)insurance industry, as well as the use of performance share awards tied to specific financial targets as a component of the Company’s long-term incentive compensation.  As a result of this review, the following additional compensation enhancements were adopted by the Committee and have been made effective for the 2015 fiscal year:

•	All Named Executive Officers have been selected to participate in the Company’s Executive Incentive Plan for 2015 and have their incentive cash bonus awards tied to specific Company financial metrics.

•
Approximately 33% of the long-term incentive compensation awarded to the Named Executive Officers is in the form of performance shares that will earn-out based upon satisfaction of specific Company financial performance criteria as measured over a 3 year vesting period.

In addition to being responsive to our shareholders’ concerns, we believe that these enhancements to our compensation program as implemented over the past two years result in an executive compensation program that best serves the Company and our shareholders.

*Total Stock Return Index is a measure of performance and is calculated as the change in share price plus reinvestment of dividends, assuming an initial investment of $100.
Source: Nasdaq/Thomson

30   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

THE COMPANY’S COMPENSATION PHILOSOPHY AND OBJECTIVES
__________________________________________________________________________

The Company’s executive compensation program is designed to attract, motivate and retain highly talented individuals whose abilities are critical to the ongoing success of the Company.  In this regard, the Company’s executive compensation program utilizes a dual approach.  In the first instance, the program has a short-term component consisting of a base salary and a performance based cash bonus directly tied to a company financial metric.  Secondly, the Compensation Committee rewards long-term performance through the use of discretionary performance-based equity awards tied to specific financial performance factors designed to closely align the interests of key executives with the longer term interests of the Company’s shareholders.

The Compensation Committee is guided by the following principles when making compensation decisions individually and collectively with respect to our executives:

•
Compensation of executive officers is based on the level of job responsibility, contribution to the performance of the Company, individual performance in light of general economic and industry conditions, teamwork, resourcefulness and ability to manage our business.

•
Compensation awards and levels are intended to be reasonably competitive with compensation paid by organizations of similar stature to both motivate the Company’s key employees and minimize the potential for disruptive and costly key employee turnover.

•
Compensation is intended to align the interests of the executive officers with those of the Company’s shareholders by basing a significant part of total compensation on our executives’ contributions over time to the generation of shareholder value.

Components of the Company’s Compensation Program

The Compensation Committee meets each February to review and approve compensation for each Named Executive Officer including any adjustments to base salary, bonus awards and equity grants in consideration of the officer’s prior year’s performance as well as performance over time.  In addition, from time to time, the Compensation Committee may make separate salary adjustments to Named Executive Officers during the course of the year to recognize mid-year promotions, changes in job functions and responsibilities, or other circumstances.

The components of our executive compensation program and their respective key features are shown in the table below:

Components of Executive Compensation

COMPONENT	FORM	KEY FEATURES
Base Salary	Cash	• Intended to attract and retain top talent
• Generally positioned near the median of our pay level peer group, but varies with individual skills, experience, responsibilities, and performance
• Represents approximately 18% of CEO’s total compensation for 2014

Proxy Statement   31

The Company's Compensation Philosophy and Objectives

COMPONENT	FORM	KEY FEATURES
Annual Bonus	Cash
• Maximum potential bonus tied to one or more of the following financial factors: Net After Tax Operating Income, Operating Return on Equity or earnings per share. Final awards also consider achievement of individual non-financial goals.

• Performance goals established at the beginning of each fiscal year
• No guaranteed minimum award
• Intended to motivate annual performance with respect to key financial measures, coupled with individual performance factors
• Represents approximately 46% of CEO’s total compensation for 2014
Performance Shares	Equity	• Tied to the rate of annual ROE and cumulative growth in Book Value per Share relative to our peer group over a three-year period
• Payouts range from 0% of target payout to 175% of target payout, depending on performance
• Intended to motivate long term performance with respect to key financial measures and align our NEOs’ interests with those of our shareholders
Restricted Shares	Equity	• Vests at the rate of 20% per year after anniversary of grant over a five year period
• Intended to motivate long-term performance, promote appropriate risk-taking, align our NEOs’ interests with shareholders’ interests and promote retention
• Represents approximately 36% of CEO’s total compensation for 2014

As shown in the chart below, the Compensation Committee manages the pay mix for our executive officers such that a substantial portion is “at risk” compensation so as to better align the interest of our Named Executive Officers with the Company’s shareholders.  Our CEO’s 2014 at risk compensation was 82%, and the average of all other Named Executive Officers was 70%.

32   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

*Based on figures contained in the Summary Compensation Table at p. 48.

In addition, all employees including executive officers received other compensation in the form of benefits.  Such other compensation included Company paid term life insurance, partially subsidized medical and dental plans, Company paid disability insurance, and participation in a Company sponsored 401(k) employee savings plan.  Certain executives also participated in a Supplemental Savings Plan whose purpose is principally to restore benefits that would otherwise have been limited by U.S. benefit plan rules applicable to the 401(k) employee savings plan.

Compensation Consultant

The Committee engaged an independent consulting firm to provide advice about competitive compensation practices and determine how our executive compensation compares to that of other similarly situated companies, including comparable publicly held property and casualty insurance and reinsurance companies.  In 2014, the Compensation Committee engaged Frederic W. Cook & Co. (“Cook”) as an independent advisor to advise and assist with decisions relating to our executive compensation program including reviewing our annual and long-term incentive plans, assisting in identifying our pay level peer group as well as conducting a competitive marketplace assessment of our Named Executive Officer compensation, and offering advice on compensation best practices.
Cook provides no other services to the Company or its affiliates, and worked with the Company’s management only on matters for which the Compensation Committee is responsible.  The Compensation Committee reviewed its relationship with Cook, considered Cook’s independence and the existence of potential conflicts of interest, and determined that the engagement of Cook did not raise any conflict of interest.  In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the SEC and NYSE rules regarding compensation advisor independence.  The total amount of fees paid to Cook in 2014 was $141,310.  Cook received no other fees or compensation from the Company.

The Role of Peer Companies and Benchmarking

The Compensation Committee identified a peer group comprised of companies that are similar to us in industry and size for purposes of benchmarking and evaluating the competitiveness of our pay levels and compensation packages for our Named Executive Officers.  In determining the final peer group, the Compensation Committee selected publicly traded insurers and reinsurers that directly compete with the Company for business and talent.  The Compensation Committee reviews both compensation and performance at peer companies as a benchmark when setting compensation levels that it believes are commensurate with the Company’s performance.

Proxy Statement   33

The Company's Compensation Philosophy and Objectives

Although the Committee did not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation “at the 75th percentile” of peer companies at the outset of 2014, it did utilize the peer compensation benchmark data provided by Cook in determining appropriate incentive compensation amounts relative to individual and Company performance awarded to our Named Executive Officers for the 2014 fiscal year.  Further, the Committee utilized such peer group metrics in setting Named Executive Officer targets and benchmarks for the 2015 fiscal year.

The Committee selected the following companies to serve as our pay level peer group:

Ace Limited	Alleghany Corporation	Allied World Assurance Company Holdings, AG
Arch Capital Group, Ltd.	Aspen Insurance Holdings, Limited	AXIS Capital Holdings, Limited
Endurance Specialty Holdings Ltd.	Markel Corporation	Partner Re Ltd.
Platinum Underwriters Holdings, Ltd.	RenaissanceRe Holdings Ltd.	Validus Holdings, Ltd.
W.R. Berkley Corporation	XL Group, plc

Base Salary and Bonus Determinations

The base salaries for all executive officers are determined by the Compensation Committee, established upon hire or assignment date and reconsidered annually or as responsibilities change.  In setting an executive’s initial base salary, the Compensation Committee considers the executive’s abilities, qualifications, accomplishments and prior experience.  The Compensation Committee also considers base salaries of similarly situated executive officers in its identified peer companies’ when assessing competitive conditions in the industry.  In 2014, the Compensation Committee directed Cook to formally benchmark base salaries for its Named Executive Officers against the identified pay level peer group.

Subsequent adjustments to the executive’s base salary in the form of annual raises or upon renewal of an employment agreement take into account the executive’s prior performance, the financial performance of the Company and the executive’s contribution to the Company’s performance over time, as well as competitive conditions in the industry.

Incentive Based Bonus Plans

In connection with fiscal year 2014 performance, the Company awarded annual performance based cash bonuses to executive officers pursuant to one of two performance plans - the Executive Performance Annual Incentive Plan and the Annual Incentive Plan.  The Annual Incentive Plan is applicable to all executive officers and management employees except for those Named Executive Officers who are selected by the Compensation Committee to participate in the Executive Performance Annual Incentive Plan, which is a shareholder approved bonus plan.

34   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

2014 INCENTIVE BASED BONUS TARGETS AND AWARDS
Named Executive Officer	Target Incentive Bonus (% Base Salary)	Target Incentive Bonus	Potential Maximum Incentive Bonus	Actual Bonus Award
Dominic J. Addesso (CEO)	125%	$1,250,000	$3,500,000	$2,500,000
Craig W. Howie (CFO)	100%	$500,000	$1,000,000	$575,000
John P. Doucette (CUO)	120%	$810,000	$1,500,000	$1,100,000
Mark S. de Saram (CEO Everest Reinsurance (Bermuda) Ltd.)	100%	$620,000	$1,240,000	$750,000
Sanjoy Mukherjee (GC)	100%	$450,000	$900,000	$550,000
TOTAL		$3,630,000	$8,140,000	$5,475,000
% Net After-Tax Operating Income		0.3%	0.7%	0.5%

Executive Performance Annual Incentive Plan

The Compensation Committee identifies the executive officers eligible to participate in the Executive Performance Annual Incentive Plan (the “Executive Incentive Plan”).  The purpose of the Executive Incentive Plan is to define and limit the amounts that may be awarded to eligible executives of the Company so that the awards will qualify as performance-based compensation under Section 162(m) of the Code.  Section 162(m) of the Code limits the ability of a publicly-held company to take a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated officers.  However, compensation is exempt from this limit if it qualifies as “performance-based compensation.”  To preserve the tax deductibility of cash bonuses paid under the Executive Incentive Plan, those bonuses are designed to qualify as “performance-based compensation” that is not counted toward the $1 million limit.  In accordance with the Code and applicable regulations, the Executive Incentive Plan is a shareholder approved plan that is presented for shareholder approval every five years.4  Among other things, the Executive Incentive Plan provides that the total amount of awards granted to all participants in any one year may not exceed 10% of the Company’s average annual income before taxes for the preceding five years.

Pursuant to the terms of the Executive Incentive Plan the Compensation Committee,  within ninety days after the beginning of the fiscal year, selects those executive officers of the Company and its subsidiaries who will participate in the Executive Incentive Plan for that year.  The Compensation Committee sets maximum potential bonus amounts for each participant based on achievement of specific performance criteria that most closely align Company financial performance to long-term shareholder value creation.  Because the amounts represent only the maximum potential award if the Company achieves the predefined performance metrics for purposes of 162(m) of the Code, the Compensation Committee may exercise discretion and award an amount that is less than the potential maximum amount to reflect actual corporate, business unit and individual performance.

An award less than the maximum potential amount is not a negative reflection on either the Company or the executive officer but, rather, is done to ensure maximum flexibility with respect to payment of performance based bonuses and to acknowledge that the property & casualty (re)insurance business is a risk-based endeavor where a company’s financial results are impacted by exogenous factors beyond human control such as a mild hurricane season or otherwise limited

________________________________

4  The current Executive Incentive Plan was approved by shareholders in 2011.

Proxy Statement   35

The Company's Compensation Philosophy and Objectives

catastrophe activity.  Implicit in such a determination is the recognition that our financial success is not solely the result of a small group of individuals but, rather, the collective efforts of all our employees in various disciplines throughout the organization.

The Compensation Committee selected Messrs. Addesso and Doucette to participate in the Executive Incentive Plan for fiscal year 2014, which tied their maximum potential bonus awards to objective Company performance criteria as described in more detail below.  With respect to those Named Executive Officers who were not selected to participate in the Executive Incentive Plan for fiscal year 2014, the Compensation Committee set target bonuses tied to specific Company financial performance metrics for those executive officers at 100% of their respective 2014 base salaries, with the potential maximum bonus amount capped at 200% of their respective base salaries.  However, the Committee was not bound to any minimum bonus amount and had unfettered discretion to award no cash bonus to any Named Executive Officer.

At its February 2015 meeting, the Compensation Committee selected Messrs. Addesso, Doucette, Howie, Mukherjee and de Saram as Executive Incentive Plan participants for the 2015 fiscal year.

Long-Term Compensation Determinations

The second component of the Company’s executive compensation plan is premised on a strategic view of compensation.  This long-term compensation component is achieved through the Everest Re Group, Ltd. 2010 Stock Incentive Plan (“2010 Stock Incentive Plan”).  Awards under the 2010 Stock Incentive Plan are generally intended to reinforce management’s long-term emphasis on corporate performance, provide an incentive for key executives to remain with the Company for the long-term, and provide a strong incentive for employees to work to increase shareholder value by aligning employees’ interests with the shareholders.

Equity awards may take the form of share options, share appreciation rights, restricted shares, performance share units or share awards.  To date, the Committee has only awarded restricted shares and non-qualified share options.  Commencing in 2015, the Compensation Committee awarded performance share units.  Options and restricted shares are awarded on the day that they are granted by the Compensation Committee and valued as of the grant date.  Options are issued with an exercise price equal to the fair market value of the Company’s stock on the grant date.  The Company determines fair market value by averaging the high and low market price on the grant date.

With respect to the equity award process, the CEO makes recommendations to the Compensation Committee for each eligible executive officer, and the proposed awards are discussed with and reviewed by the Compensation Committee.   While the Compensation Committee takes into account management’s input on award recommendations, all final determinations are in the subjective judgment and discretion of the Compensation Committee.  In determining the final award amounts, the Compensation Committee reviewed each recipient’s demonstrated past and expected future individual performance as well as his/her contribution to the financial performance of the Company over time, the recipient’s level of responsibility within the Company, his/her ability to affect shareholder value, and the value of past share awards.  Finally, the Compensation Committee also considers the value of equity awards granted to similarly situated executive officers by our pay level peer group in order to ensure a competitively attractive overall compensation package.

Equity grants are made at the Compensation Committee’s February meeting.  There is no plan or practice to grant equity awards in coordination with the release of material non-public information.  Additionally, the Company’s Ethics Guidelines and Insider Trading Policy prohibit our executive officers, directors and other employees from trading in options in the Company’s shares.

36   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

Prohibited options include options awarded under the 2010 Stock Incentive Plan, as well as any expired stock incentive plans, “put” options and “call” options.  The Company’s anti-hedging policy prohibits its officers, directors or other employees from engaging in transactions geared toward “shorting” the Company’s stock or trading in straddles, equity swaps or other derivative securities that are directly linked to the Company’s common shares.

Time-Vested Share Awards

We believe that restricted shares and share option awards encourage employee retention and reward consistent long-term shareholder value creation, because such awards vest over a five year period at the rate of 20% per year and are generally forfeited if the recipient leaves the Company before vesting.  Furthermore, the expiration of share options ten years after they are granted is designed to encourage recipients to work towards maximizing the Company’s growth over the long-term and not simply cater to short-term profits.

Performance Share Units

For the 2015 fiscal year, the Committee issued performance based equity awards to Named Executive Officers in the form of Performance Share Units (“PSU”) that can only be earned upon the achievement of certain Company financial metrics measured over a three-year performance period of January 1, 2015 through December 31, 2017.

Each PSU gives the participant the right to receive up to 1.75 shares upon settlement at the end of the three-year performance period based upon satisfaction of certain financial performance targets.  The shares represented by the PSUs may only be earned upon the satisfactory achievement of two financial performance metrics, each weighted 50%: cumulative Book Value Per Share Growth (“BVPS Units”) and Operating Return on Equity (“ROE Units”).  Failure to achieve the threshold target metrics will result in forfeiture of eligible PSUs and no shares being issued.

2015 PERFORMANCE SHARE UNIT STRUCTURE

	50% Annual ROE		50% Relative BVPS Growth (cumulative)
Performance Level (% Salary)	Performance	Earnout	Performance	Earnout
Maximum	greater than or equal to 17%	175%	greater than or equal to the 75th percentile	175%
Target	11%	100%	Median	100%
Threshold	4%	25%	26th percentile	25%
Below Threshold	less than 4%	0%	less than or equal to 25th percentile	0%

Proxy Statement   37

The Company's Compensation Philosophy and Objectives

BVPS Units

Book Value Per Share is defined as the book value of a share as determined under GAAP and as reported on the Company’s Form 10-K.  The Committee determined to use BVPS as one of the financial metrics for the PSUs because this metric correlates with long-term shareholder value.  The Maximum, Target and Threshold earn-outs for the 2015 BVPS Units are measured cumulatively from January 1, 2015 through December 31, 2017 based upon the relative book value per share growth (“BVPS Growth) benchmarked against a selected peer group.  Earn-outs between the foregoing levels are determined by straight line interpolation.

The Committee has determined that the following companies shall serve as the peer group for purposes of the 2015 BVPS Units:

Ace Limited	Alleghany Corporation	Allied World Assurance Company Holdings, AG
Arch Capital Group, Ltd.	Aspen Insurance Holdings, Limited	AXIS Capital Holdings, Limited
Endurance Specialty Holdings Ltd.	Markel Corporation	Partner Re Ltd.
Platinum Underwriters Holdings, Ltd.	RenaissanceRe Holdings Ltd.	Validus Holdings, Ltd.
W.R. Berkley Corporation	XL Group, plc

ROE Units

Operating Return on Equity (“ROE”) is defined as operating income divided by average adjusted shareholders’ equity.  For this purpose, operating income equals net income (loss) attributable to the Company excluding after-tax net realized capital gains (losses).  Average adjusted shareholders’ equity equals the average of beginning-of-period and end-of-period shareholders’ equity, excluding the after-tax net unrealized appreciation (depreciation) on investments recorded in accumulated other comprehensive income.  The Committee determined to use operating ROE as one of the financial metrics for the PSUs, because this metric correlates closely with shareholder value over both intermediate and longer-term periods and is a widely-used financial metric in the insurance and reinsurance industry for assessing company performance.

The ROE Units are eligible to be earned annually in one-third tranches over the three year performance period based upon target ROE figures determined by the Committee annually at its regularly scheduled February meeting.  In setting the annual ROE target, the Committee considered the Company's average ROE achieved over several market cycles as well as the publicly available ROE targets set by the pay level peer group companies for both long and short term compensation, which ranged from 6.5% to 10.6%. For the 2015 annual period, one-third of the Named Executive Officer’s 2015 ROE Units shall be eligible to be earned as measured by the Company’s full year performance from January 1, 2015 through December 31, 2015.  Earn-outs between the foregoing levels are determined by straight line interpolation.

PSU shares not earned because of failure to achieve the set metrics are forfeited.  All earned shares resulting from achievement of the metrics are delivered to the participant upon certification by the Committee of the final earned amounts at the end of the three-year performance period.

38   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

Named Executive Officer Compensation

The final amounts and factors considered by the Compensation Committee in making its decisions with regard to the 2014 performance for each Named Executive Officer are described more fully below.  Although the Compensation Committee establishes certain Company performance metrics, targets and ceilings on cash bonuses for each Named Executive Officer, the Compensation Committee feels that an effective compensation program must be linked to the Company’s performance and value generated for shareholders over the long-term.  In this regard, performance-measuring metrics are limited to those measurements that are deemed especially important to creating shareholder value, while retaining the flexibility to also make awards based on subjective criteria.

The Compensation Committee’s philosophy is to encourage management to act in the best interests of the Company and our shareholders even when such actions may temporarily reduce short term profitability, for example:

➢	investments in our business in the form of human capital and intellectual resources;
➢	full disclosure on reserving methodologies and reserve positions without fear of penalty in the short term because of some pre-defined metric relating to reserving decisions;
➢	diversification of risk within our insurance and reinsurance portfolios;
➢	capital management strategies;
➢	long-term strategic growth initiatives;
➢	creativity in the development of new products;

Furthermore, the Committee recognizes that the (re)insurance industry is cyclical and often volatile and susceptible to uncontrollable exogenous factors beyond human control.  Consequently, although the Compensation Committee places greater weight on actual financial performance factors and targets when evaluating an individual executive’s performance, it also identifies certain non-financial goals tailored to an individual’s role and responsibilities when assessing the overall performance of Named Executive Officers.

Company  Financial  Performance Assessment

The Compensation Committee assesses the financial performance of the Company in the context of the business environment in which it operates, the performance of competitors with reasonably comparable operations and against management’s operating business plan for the period under review.  The Compensation Committee also considers management’s decisions and strategies deployed in positioning the Company for future growth and profitability.  Our compensation program is designed to reward executive officers for developing and achieving a business strategy that emphasizes creation of longer-term shareholder value.

The Compensation Committee attaches significant importance to our executives’ ability to generate shareholder value over time by achieving an attractive increase in book value per common share and in the achievement of returns that provide an attractive compound growth rate in shareholder return.  Since going public in 1995 through fiscal year 2014, the Company has returned on average more than 13% per annum to shareholders.

Proxy Statement   39

The Company's Compensation Philosophy and Objectives

This attractive long-term performance has been achieved during a period of significant natural catastrophe activity, a protracted period of very low interest rates as well as repeated periods of soft market conditions and directly correlates to our compensation practices over that time.

Individual Performance Assessment Factors

In evaluating individual performance, the Compensation Committee subjectively considers the following qualitative individual factors:

•	executive officer’s performance against individual goals;
•	individual effort in achieving company goals;
•	effectiveness in fostering and working within a team-oriented approach;
•	creativity, demonstrated leadership traits and future potential;
•	level of experience;
•	areas of responsibility; and
•	total compensation relative to the executive’s internal peers.

No single individual performance factor is given materially more weight than another, although all are considered in the context of an executive’s overall performance.  Rather, these factors are representative of the qualities that we believe make an effective executive.

40   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

Summary of Direct Compensation Awarded in 2015

The cash and equity compensation components for each Named Executive Officer relating to fiscal year 2014 performance are highlighted in the table below.  This table is provided to better assist shareholders in understanding the Compensation Committee’s specific decisions on individual performance based compensation relating to the 2014 fiscal year, exclusive of any benefits or pension or retirement related deferred compensation that is not performance related.  This chart differs from the SEC disclosure rules reflected in the “Summary Compensation Table” primarily by disclosing equity awards granted at the Board’s February 2015 meeting relating to fiscal year 2014 performance.

Name	Title/ Business Unit	Annual Base Salary	Annual Cash Bonus	Annual Time-Vested Equity Award	Annual Performance- Based Equity Award	Total Direct Compensation
Dominic J. Addesso	CEO and President	$1,000,000	$2,500,000	$2,000,000	$1,000,000	$6,500,000
Mark S. de Saram	Executive Vice President and Managing Director and CEO of Bermuda Re	620,000	750,000	496,000	248,000	2,114,000
John P. Doucette	Executive Vice President and Chief Underwriting Officer	675,000	1,100,000	540,000	270,000	2,585,000
Craig Howie	Executive Vice President and Chief Financial Officer	500,000	575,000	412,000	206,000	1,693,000
Sanjoy Mukherjee	Executive Vice President and General Counsel and Secretary	450,000	550,000	376,000	188,000	1,564,000

Mr. Addesso’s Compensation

Mr. Addesso assumed the role of CEO effective January 1, 2014, with a base salary of $1 million.  For the 2014 fiscal year, the Compensation Committee established the following objective goals and performance criteria under the Executive Performance Annual Incentive Plan for Mr. Addesso, with no guaranteed minimum award amount.

In setting the performance criteria, the Compensation Committee determined that the targets were fair yet demanding in consideration of:

·	the average operating return on equity achieved over several market cycles,
·	the average operating return on equity among the Company peer group,
·	the fact that the Company benefitted from a period of unusually benign natural catastrophe loss events activity, and
·	the fact that the Company operates in an increasingly competitive and challenging market cycle, highlighted by non-traditional capital providers and a historically low interest rate environment.

Our annual Plan assumes a “normalized” level of natural catastrophe losses that would equate to approximately 11 to 12 points of our Operating Plan net earned premium. This “normalized” level of catastrophe losses is the average annual catastrophe loss as derived from a 10,000 year simulation of potential modeled events. Such a “normalized” catastrophe loss level typically translates to a net-after tax operating ROE in the range of 10% - 12% for a given year, depending on other competitive market factors. Thus, the recent unusual period of benign catastrophe losses has been a contributing factor to the extraordinary operating ROEs enjoyed by many property and casualty (re)insurers over the past three years. The Compensation Committee does not seek to

Proxy Statement   41

The Company's Compensation Philosophy and Objectives

incent our management to focus on short-term volatility and presume that a limited period of outsized returns are the norm when risking our shareholders’ capital.

Accordingly, when setting appropriate levels of financial performance targets, the Compensation Committee looks to the historical results of the Company over time to emphasize our focus on consistent long-term value to our shareholders commensurate with our corporate risk profile.

								Return			Maximum
Benchmark								On			Award
EPS -diluted			Net After-tax Operating Income					Equity (ROE)			(in millions)
Above		$20.00				$939	million		over	13.4%	$3.500
$17.00	to	$20.00	$798	million	to	$939	million	11.5%	to	13.4%	$3.150
$15.00	to	$17.00	$704	million	to	$798	million	10.2%	to	11.5%	$2.800
$13.00	to	$15.00	$610	million	to	$704	million	8.9%	to	10.2%	$2.400
$11.00	to	$13.00	$516	million	to	$610	million	7.6%	to	8.9%	$2.000
$9.00	to	$11.00	$422	million	to	$516	million	6.3%	to	7.6%	$1.500
Below		$9.00	Below			$422	million	Below		6.3%	$1.200

After comparing the Company’s 2014 fiscal year audited results to the performance measures established for Mr. Addesso, the Compensation Committee concluded that based on net after-tax operating income of $1.14 billion and a return on equity of 16.3%, Mr. Addesso was eligible for a maximum potential cash bonus of $3.5 million.

In evaluating the amount of the final bonus and equity award, the Compensation Committee took note of the fact that the Company's financial results benefitted from an unusually benign natural catastrophe year.  The Compensation Committee also reviewed Mr. Addesso’s performance taking into consideration his overall compensation as compared to the pay level peer group, his experience as a first-time CEO of a publicly traded company, and his execution of responsibilities as CEO.  In arriving at a final bonus award of $2.5 million, restricted share awards valued at $2 million and PSU award target valued at $1 million, the Compensation Committee considered Mr. Addesso’s success in achieving his individual non-financial goals:

Accomplishments
Demonstrated leadership as CEO including active oversight of Company’s day to day operations across all business segments
Effectively transitioned into CEO role while refining the organization’s culture to emphasize success based on a team-oriented approach with no disruption to the Company’s operations
Integrated alternative capital markets as part of overall strategy to diversify risk portfolio, expand internationally and fund new product development
Achieved annual budget objectives and oversaw coordination of all business units in putting together the 2015 operating plan
Continued to build relationships with the Company’s long-term shareholders while expanding our investor base to include new supporters
Maintaining professional relationships with Company’s regulators and rating agencies
Continued modernization of Company’s information technology systems
Overseeing investment strategy to optimize full year investment results during period of continued low interest rates

42   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

Mr. Doucette’s Compensation

Mr. Doucette served as the Company’s Chief Underwriting Officer in 2014, with a base salary of $675,000.  For the 2014 fiscal year, the Compensation Committee established the following objective goals and performance criteria under the Executive Performance Annual Incentive Plan for Mr. Doucette, with no guaranteed minimum award amount.

								Return			Maximum
Benchmark								On			Award
EPS -diluted			Net After-tax Operating Income					Equity (ROE)			(in millions)
Above		$20.00				$939	million		over	13.4%	$1.500
$17.00	to	$20.00	$798	million	to	$939	million	11.5%	to	13.4%	$1.300
$15.00	to	$17.00	$704	million	to	$798	million	10.2%	to	11.5%	$1.200
$13.00	to	$15.00	$610	million	to	$704	million	8.9%	to	10.2%	$1.100
$11.00	to	$13.00	$516	million	to	$610	million	7.6%	to	8.9%	$1.000
$9.00	to	$11.00	$422	million	to	$516	million	6.3%	to	7.6%	$0.900
Below		$9.00	Below			$422	million	Below		6.3%	$0.800

After comparing the Company’s 2014 fiscal year audited results to the performance measures established for Mr. Doucette, the Compensation Committee concluded that based on net after-tax operating income of $1.14 billion and a return on equity of 16.3%, Mr. Doucette was eligible for a maximum potential cash bonus of $1.5 million.

In arriving at Mr. Doucette’s final cash bonus of $1.1 million, restricted share award valued at $540,000, PSU award with a target value of $270,000 and no adjustments to base salary for 2015, the Compensation Committee noted the financial benefit to the Company afforded by the fiscal year's benign natural catastrophe event activity.  The Compensation Committee also considered Mr. Doucette’s contribution toward the Company’s achievement of the target financial metrics, the recommendation of the CEO, a review of the pay level peer group companies’ compensation to executives with similar responsibilities, and Mr. Doucette’s success in achieving his individual goals:

Accomplishments
Demonstrated leadership in oversight of Company’s worldwide underwriting teams and philosophies as Chief Underwriting Officer
Expansion of the Company’s reinsurance and insurance portfolios to reflect greater diversity in risk and business mix while adhering to the Company’s core philosophy of maximizing underwriting profit rather than merely top-line volume growth

Strategic utilization of Mt. Logan Re to address competitive pressures of alternative reinsurance capital markets in traditional reinsurance space
Developed strategy for expanding top line growth while adhering to the Board’s Risk Appetite Statement through use of catastrophe bonds, ILWs and retrocession covers
Lead the Company’s underwriting teams in developing new product offerings to meet clients’ unique needs.

Proxy Statement   43

The Company's Compensation Philosophy and Objectives

Mr. de Saram’s  Compensation

Mr. de Saram served as the CEO and Managing Director of Bermuda Re in 2014, with a base salary of $620,000.  For the 2014 fiscal year, the Compensation Committee established full year plan ROE targets for the Company as the objective financial performance criteria for Mr. de Saram in connection with his incentive bonus compensation.

Performance Measure (ROE)	Potential Maximum Bonus
>=18.0%	200% Base Salary
12.0%	100% Base Salary

After comparing the Company’s 2014 fiscal year audited results to the performance measures established for Mr. de Saram, the Committee concluded that based on the actual ROE of 16.3%, Mr. de Saram was eligible for a potential maximum bonus of 135% of his base salary.  The Committee considered 70% of the potential maximum bonus eligible to be earned based on satisfaction of planned target ROE, and the remaining 30% eligible to be earned based upon successful achievement of non-financial goals.  Accordingly, Mr. de Saram’s maximum eligible bonus was $837,000.

Performance Measure	Weight	2014 ROE Planned Results (Target)	2014 Actual Results	Weighted Percentage of Target Bonus Potential
Operating ROE	70%	12%	16.3% ROE	$585,900
Non-Financial Metrics	30%			$251,100
Total				$837,000

In arriving at Mr. de Saram’s bonus award of $750,000, restricted share award valued at $496,000, PSUs valued at $248,000 and no adjustment to base salary, the Compensation Committee considered Mr. de Saram’s contribution toward the Company’s actual ROE exceeding planned ROE by 4%, the recommendation of the CEO, a review of the pay level peer group companies’ compensation to executives with similar responsibilities, and Mr. de Saram’s success in achieving his individual goals:

Accomplishments
Demonstrated leadership as CEO of Bermuda Re, overseeing the Company’s European and Asian operations and successfully transitioned the new management team in the Company’s European branches
Achieved annual budgets for the business units under his direction
Continued expansion of the Company’s market presence in Europe and Asia
Identified succession planning strategy for European operations
Initiated expansion and establishment of a Zurich reinsurance branch office

44   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

Mr. Howie’s   Compensation

Mr. Howie served as the Company’s CFO in 2014 with a base salary of $500,000.  For 2014, the Compensation Committee established full year plan ROE targets for the Company as the objective financial performance criteria for Mr. Howie in connection with his incentive bonus compensation.

Performance Measure (ROE)	Potential Maximum Bonus
>=18.0%	200% Base Salary
12.0%	100% Base Salary

After comparing the Company’s 2014 fiscal year audited results to the performance measures established for Mr. Howie, the Committee concluded that based on the actual ROE of 16.3% Mr. Howie was eligible for a maximum incentive bonus of 135% of his base salary.  The Committee considered 70% of the maximum bonus eligible to be earned based on satisfaction of planned target ROE, and the remaining 30% eligible to be earned based upon successful non-financial performance goals.  Accordingly Mr. Howie’s maximum eligible bonus was $675,000:

Performance Measure	Weight	2014 ROE Planned Results (Target)	2014 Actual Results	Weighted Percentage of Target Bonus Potential
Operating ROE	70%	12%	16.3% ROE	$472,500
Non-Financial Metrics	30%			$202,500
Total				$675,000

In arriving at Mr. Howie’s bonus award of $575,000, restricted share award valued at $412,000, PSU award with target value of $206,000 as well as increasing his base salary for 2015 to $515,000, the Compensation Committee considered Mr. Howie’s contribution toward the Company’s actual ROE exceeding planned ROE by 4%, the recommendation of the CEO, a review of the pay level peer group companies’ compensation to executives with similar responsibilities, and Mr. Howie’s success in achieving his individual goals:

Accomplishments
Demonstrated leadership in overseeing and managing the Company’s Accounting and Financial reporting, Comptroller’s, Tax, Actuarial and Treasury departments
Demonstrated leadership on the reserving committee and his open and frank discussions with the Board regarding the Company’s reserving practice
Managed the Company’s operating capital and advised the CEO and Board on share buyback opportunities
Successful fostering of relationships with the Company’s shareholders and analysts
Successful Interfacing with the Company’s ratings agencies and independent auditors

Proxy Statement   45

The Company's Compensation Philosophy and Objectives

Mr. Mukherjee’s Compensation

Mr. Mukherjee served as the Company’s General Counsel, Chief Compliance Officer and Corporate Secretary in 2014 with a base salary of $450,000.  For 2014, the Compensation Committee established full year plan ROE targets for the Company as the objective financial performance criteria for Mr. Mukherjee in connection with his incentive bonus compensation.

Performance Measure (ROE)	Potential Maximum Bonus
>=18.0%	200% Base Salary
12.0%	100% Base Salary

The Compensation Committee compared the Company’s 2014 fiscal year audited results to the performance measures outlined above.  The Committee concluded that based on the actual ROE of 16.3%, Mr. Mukherjee was eligible for a maximum incentive bonus of 135% of his base salary.  The Committee considered 70% of the maximum bonus eligible to be earned based on satisfaction of planned target ROE, and the remaining 30% eligible to be earned based upon successful non-financial performance goals.  Accordingly Mr. Mukherjee’s maximum eligible bonus was $607,500:

Performance Measure	Weight	2014 ROE Planned Results (Target)	2014 Actual Results	Weighted Percentage of Target Bonus Potential
Operating ROE	70%	12%	16.3% ROE	$425,250
Non-Financial Metrics	30%			$182,250
Total				$607,500

In arriving at Mr. Mukherjee’s bonus award of $550,000, restricted share award valued at $376,000, PSU award with target value of $188,000, as well as increasing his base salary for 2015 to $470,000, the Compensation Committee considered Mr. Mukherjee’s contribution toward the Company’s actual ROE exceeding planned ROE by 4%, the recommendation of the CEO, a review of the pay level peer group companies’ compensation to executives with similar responsibilities, and Mr. Mukherjee’s success in achieving his individual goals:

Accomplishments
Demonstrated leadership in overseeing and managing the Company’s Law Department
Providing competent legal advice to the CEO, CFO and board of directors
Providing competent advice and counsel on potential merger and acquisition scenarios
Overseeing corporate governance practices and worldwide regulatory compliance
Providing competent advice and counsel on alternative expansion strategies and identify most cost efficient corporate governance solutions to meet rapid product and business expansion goals
Overseeing the Company’s worldwide disputes and litigations

46   Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

Other Forms of Compensation

Apart from the salary, bonus and long-term compensation components discussed above, all employees including executive officers receive other forms of compensation from the Company.  That compensation includes Company paid term life insurance, partially subsidized medical and dental plan, Company paid disability insurance, and participation in a Company sponsored 401(k) employee savings plan.  Certain executives also participate in a Supplemental Savings Plan.

Clawback Policy

The Company has a clawback policy covering current and former employees, including Named Executive Officers.  The policy provides for forfeiture and repayment of any incentive based compensation (including vested and unvested equity awards) granted or paid to an individual during the period in which he or she engaged in material willful misconduct, including but not limited to fraudulent misconduct.  The policy also requires the repayment and termination of payments and benefits provided to such individual pursuant to any severance or similar agreement.

Perquisites and Other Benefits

When the Compensation Committee determines it appropriate, the Company provides Named Executive Officers with perquisites and other personal benefits that are reasonable and consistent with the overall compensation plan and the philosophy of attracting and retaining key employees.  The Compensation Committee periodically reviews these awards of perquisites and other benefits.

The only perquisites approved by the Compensation Committee for 2014 were Mr. de Saram’s housing, family travel and golf membership fees.  The amounts reported for Mr. de Saram are included in the Summary Compensation Table.

Tax and Accounting Implications

Section 162(m) of the Code limits the ability of a publicly-held company to take a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated officers.  However, compensation is exempt from this limit if it qualifies as “performance-based compensation.”  To preserve this deduction, the Company has designed its incentive plans to provide incentive compensation that qualifies as “performance-based compensation” that is not counted toward the $1 million limit.  However, the 2010 Stock Incentive Plan allows for the Compensation Committee, in its sole discretion, to grant awards under the plans which do not constitute “performance-based compensation.”  Although the Compensation Committee considers deductibility under section 162(m) with respect to the compensation arrangements for executive officers, deductibility is not a determinative factor when considering appropriate levels or methods of compensation.

It is the Compensation Committee’s objective to have its U.S. tax-paying executives not be subject to penalties under Code Section 409A (“§409A”).  Accordingly, all applicable compensation and benefit programs have been amended and are administered in accordance with §409A.

The foregoing provides a general overview of the Company’s philosophy on executive compensation.  The tables contained in the subsequent sections attribute specific dollar values for the various aspects of executive compensation previously discussed.

Proxy Statement   47

Compensation of Executive Officers

Compensation of Executive Officers
____________________________________________________________________________

The following table sets forth compensation paid or accrued to the Company’s Named Executive Officers who served during fiscal year 2014, (collectively, the “Named Executive Officers”).  The principal position listed under the name of each officer is as of December 31, 2014.

SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
Name and				Share	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards (1)	Compensation	Earnings (2)	Compensation (3)	Total
Dominic J. Addesso
CEO and President
	2014	$1,000,000	$-	$2,000,117	$2,500,000	$812,116	$179,659	$6,491,892
	2013	788,269	-	1,534,438	2,000,000	432,883	187,170	4,942,760
	2012	769,231	1,500,000	2,050,973	-	398,101	93,767	4,812,072
Mark S. de Saram
Executive Vice President of Company and Managing Director and Chief Executive Officer of Bermuda Re
	2014	$615,385	$750,000	$600,050	$-	N/A	$382,267	$2,347,702
	2013	593,077	750,000	613,775	-	N/A	356,817	2,313,669
	2012	565,385	600,000	552,000	-	N/A	351,419	2,068,804
John P. Doucette
Executive Vice President and Chief Underwriting Officer
	2014	$663,462	$-	$700,034	$1,100,000	$435,051	$79,151	$2,977,698
	2013	619,231	-	716,275	1,000,000	85,258	67,033	2,487,797
	2012	594,231	750,000	618,240	-	200,652	65,836	2,228,959
Craig Howie (4)
Executive Vice President and Chief Financial Officer
	2014	$494,231	$575,000	$500,066	$-	$-	$125,431	$1,694,728
	2013	469,231	550,000	506,364	-	-	74,639	1,600,234
	2012	346,154	450,000	749,985	-	-	334,735	1,880,874
Sanjoy Mukherjee
Executive Vice President, General Counsel and Secretary
	2014	$443,077	$550,000	$450,074	$-	$522,235	$57,618	$2,023,004
	2013	415,385	500,000	894,820	-	56,830	39,413	1,906,448
	2012	384,087	400,000	353,280	-	277,880	33,542	1,448,789

(1)
The amounts are the aggregate grant date fair value for restricted awards granted during 2014 computed in accordance with FASB ASC Topic 718.  Restricted shares vest at the rate of 20% per year over five years.

(2)
Represents the aggregate change in the present value of the officers’ accumulated benefit under the qualified and supplemental pension plans from December 31, 2013 to December 31, 2014.  Earnings on the Supplemental Savings Plan are not included as they are invested in the same investment offerings as the qualified savings plan and are not preferential.

(3)
The amount reported for 2014 for Mr. de Saram, who is a citizen of the United Kingdom, includes $150,000 as a Bermuda residence housing allowance and $72,356 in payment of payroll tax each under the terms of his employment agreement.  The amounts for 2014 also include $27,436 in family travel and $9,770 in golf membership fees.  The Company owns a car which is provided for Mr. de Saram’s use at a cost of $3,171 in insurance and license fees.  Mr. de Saram also received a contribution of $61,539 to, or in lieu of, a pension plan.

48   Everest Re Group, Ltd.

Compensation of Executive Officers

For the Named Executive Officers, the 2014 amount includes:

	Addesso	de Saram	Doucette	Howie	Mukherjee
Life insurance premiums	$1,038	$8,136	$1,038	$1,038	$1,038
Employer Matching Contributions	29,723	-	19,260	32,854	12,992
(Qualified and Non-qualified)
Dividends on Restricted Shares	148,898	49,859	58,853	36,643	43,588
Employer Discretionary Contribution	-	-	-	54,896	-

(4)
Mr. Howie is not eligible for the Retirement Plan or Supplemental Retirement Plan and therefore receives an Employer Discretionary Contribution and an additional qualified plan contribution pursuant to the revision of the Company’s Savings Plan that is applicable to those employees hired after April 1, 2010.

Grants of Plan-Based Awards

The following table sets forth certain information concerning equity and cash awards granted under the Company’s 2010 Stock Incentive Plan and the Executive Performance Annual Incentive Plan during 2014 to the Named Executive Officers.

2014 GRANTS OF PLAN-BASED AWARDS
					All Other
					Stock	Grant Date
		Estimated Potential Payouts Under			Awards	Fair Value
	Grant	Non-Equity Incentive Plan Awards (1)			Number of	of Share
Name	Date	Threshold	Target	Maximum	Shares (2)	Awards (3)
Dominic J. Addesso	2/26/2014	$-	$-	$3,500,000	13,603	$2,000,117
Mark S. de Saram	2/26/2014	-	-	-	4,081	600,050
John P. Doucette	2/26/2014	-	-	1,500,000	4,761	700,034
Craig Howie	2/26/2014	-	-	-	3,401	500,066
Sanjoy Mukherjee	2/26/2014	-	-	-	3,061	450,074

(1)
Potential awards to be made pursuant to the Executive Performance Annual Incentive Plan.  The actual award is shown in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Plan table.

(2)
This column shows the number of restricted shares granted in 2014 to the Named Executive Officers pursuant to the 2010 Stock Incentive Plan.  Restricted shares vest at the rate of 20% per year over five years.  During the restricted period, quarterly dividends are paid to the Named Executive Officer.

(3)	The grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.

Proxy Statement   49

Compensation of Executive Officers

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014
	Option Awards				Share Awards
					Number of	Market Value
	Number of				Restricted	of Restricted
	Securities Underlying		Option	Option	Shares that	Shares that
	Unexercised Options		Exercise	Expiration	Have Not	Have Not
Name	Vested	Unvested	Price	Date	Vested (1)	Vested (2)
Dominic J. Addesso	-	-	$-		44,025	$7,497,458
Mark S. de Saram	-	-	-		15,581	2,653,444
John P. Doucette	-	-	-		17,829	3,036,279
Craig Howie	-	-	-		11,107	1,891,522
Sanjoy Mukherjee	6,000	-	95.4850	9/21/2015	13,129	2,235,869

(1)	Restricted shares vest at the rate of 20% annually over a five year period. Grant dates for the restricted shares are as follows:

Grant Date	2/24/2010	2/24/2011	9/21/2011	2/22/2012	5/9/2012	9/19/2012	2/20/2013	9/12/2013	2/26/2014
Dominic J. Addesso	1,200	3,200	3,200	8,322	-	4,500	10,000	-	13,603
Mark S. de Saram	1,250	2,500	-	3,750	-	-	4,000	-	4,081
John P. Doucette	600	2,000	1,600	4,200	-	-	4,668	-	4,761
Craig Howie	-	-	-	-	4,406	-	3,300	-	3,401
Sanjoy Mukherjee	600	1,600	-	2,400	-	-	2,668	2,800	3,061

(2)       Determined by multiplying the NYSE December 31, 2014 closing price of $170.30 by the number of restricted shares.

Share Option Exercises and Shares Vested

The following table sets forth certain information concerning the number and value of exercised share options and vested shares at the end of 2014 held by the Named Executive Officers.

2014 OPTION EXERCISES AND SHARES VESTED
	Option Awards		Share Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise (1)	Vesting	on Vesting (2)
Dominic J. Addesso	-	$-	12,564	$1,925,799
Mark S. de Saram	6,000	500,010	6,000	889,863
John P. Doucette	-	-	5,717	860,205
Craig Howie	-	-	2,293	356,181
Sanjoy Mukherjee	5,000	442,950	4,317	649,910

(1)	The aggregate dollar value realized upon the exercise of options determined by computing the difference between the market price and the option exercise price on the day of exercise.

(2)	Amount reflects the aggregate market share value on the day that the restricted shares vest.

Retirement Plan

All the Named Executive Officers of the Company, with the exception of Mr. de Saram and Mr. Howie, participate in the Everest Reinsurance Company Retirement Plan (the “Retirement Plan”) and in the Supplemental Retirement Plan (the “Supplemental Plan”), both of which are defined benefit pension plans.  As an employee of Bermuda Re, Mr. de Saram is not eligible to participate in the Retirement Plan, and Bermuda Re does not maintain a defined benefit pension plan.  The Retirement Plan and Supplemental Plan were both closed to new employees as of April 1, 2010.

50   Everest Re Group, Ltd.

Compensation of Executive Officers

A participant’s “final average earnings” under the Retirement Plan will be his or her average annual “earnings” under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service.  For this purpose, “earnings” generally include the participant’s base salary, cash bonus payments under the Executive Performance Annual Incentive Plan and, for participants who held positions equivalent to or senior to that of department vice president when that position existed, cash payments under the Company’s Annual Incentive Plan.  “Earnings” does not include any other compensation set forth in the Summary Compensation Table.

Final average earnings and earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant’s earnings are not subject to the limitations under the Internal Revenue Code.  “Continuous service” under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with Prudential.

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers determined using interest rate and mortality rate assumptions consistent with those in the Company’s financial statements and the number of years of service credited to each.  A participant becomes vested in the Supplemental Plan upon reaching five years of service, retirement at age 65 or upon a Change of Control.  If a participant leaves the Company prior to becoming vested in the Supplemental Plan, he receives no benefits.

2014 PENSION BENEFITS TABLE
		Number of	Present Value	Payments
		Years Credited	of Accumulated	During
Name	Plan Name	Service	Benefit (1)	Last Fiscal Year
Dominic J. Addesso	Retirement Plan	5.7	$356,243	$-
	Supplemental Plan		1,785,077	-
Mark S. de Saram	None	N/A	-	-
			-	-
John P. Doucette	Retirement Plan	6.3	242,472	-
	Supplemental Plan		747,188	-
Craig Howie	Retirement Plan	N/A	-	-
	Supplemental Plan		-	-
Sanjoy Mukherjee	Retirement Plan	14.5	539,644	-
	Supplemental Plan		804,119	-

(1)
The table employs the discount rate of 4.0% at December 31, 2014 and 5.0% at December 31, 2013 for the Retirement Plan and pre-retirement Supplemental Plan.  Post retirement, the Supplemental Plan discount rate is 5% for both years. The Mortality Table used for 12/31/2013 is the Sex distinct RP2000 White Collar Combined Active/Retiree Healthy Mortality Table fully generational with Scale BB for the Qualified Plan and Table 417(e) Mortality for the Supplemental Plan post-retirement. For 12/31/2014, the Mortality Table used is the Sex distinct RP2000 White Collar Table with Scale MP-2014 for the Qualified Plan and 417(e) Mortality for the Supplemental Plan for Post-Retirement.  The payment form assumes 50% Joint and Survivor for the Retirement Plan (wives assumed to be 4 years younger than their husbands), single life annuity for the Supplemental Plan.

The Assumptions for the 2014 calculations are the same as those used in the FAS ASC 715 disclosure report for the year ending December 31, 2014.

Messrs. Addesso and Doucette are not eligible to retire with unreduced benefits until age 65.  Where a person participates in both the Retirement Plan and the Supplemental Plan, the number of years of credited service is the same for both plans.

Proxy Statement   51

Compensation of Executive Officers

2014 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The 2014 Non-qualified Deferred Compensation Table shows information about the Supplemental Savings Plan (1).

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawls/	Balance at Last
Name	Last Fiscal Year (2)	Last Fiscal Year (2)	Last Fiscal Year	Distributions	Fiscal Year-End (3)
Dominic J. Addesso
Everest Re Supplemental
Savings Plan	$21,923	$21,923	$17,843	$-	$204,236
Mark S. de Saram
Everest Re Supplemental
Savings Plan	N/A	-	-	-	-
John P. Doucette
Everest Re Supplemental		-	-	-	-
Savings Plan	11,683	11,683	5,448	-	146,468
Craig Howie
Everest Re Supplemental
Savings Plan	6,923	61,819	3,044	-	145,623
Sanjoy Mukherjee
Everest Re Supplemental
Savings Plan	5,192	5,192	12,554	-	65,168

(1)
The Supplemental Savings Plan has the same investment elections as the Company’s 401(k) plan and is designed to allow each participant to contribute a percentage of his base salary and receive a company match beyond the contribution limits prescribed by the Code with regard to 401(k) plans.  When the annual IRS 401(a) (17) compensation maximum is reached under the qualified savings plan, eligible employees may contribute to the Supplemental Savings Plan which allows for up to a 3% employee contribution and a 3% company match.  Withdrawal is permitted only upon cessation of employment.

(2)
All of the amounts reported in this column are included in the 2014 Summary Compensation Table.  As an employee hired after April 1, 2012, Mr. Howie receives a higher Company contribution under the Supplemental Savings Plan.

(3)
The amounts reported in this column include the following portions of the amounts that were reported above in the 2014 Summary Compensation Table as compensation for 2012 or 2013:  Mr. Addesso ($66,634), Mr. Howie ($64,152), Mr. Doucette ($42,404) and Mr. Mukherjee ($46,406).

52   Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements

EMPLOYMENT, CHANGE OF CONTROL AND OTHER AGREEMENTS
____________________________________________________________________________

Employment agreements have been entered into with Messrs. Addesso, de Saram, Doucette and Mukherjee.  Employment agreements are entered into when it is determined that an employment agreement assists in obtaining assurance as to the executive’s continued employment in light of the prevailing market competition for the particular position, or where the Compensation Committee believes that an employment agreement is appropriate to attract an executive in light of market conditions and the prior experience of the executive.  Employment agreements with key executive officers further provide the Company protection against the potential loss of business that could result from the departure of a key executive by including non-disclosure, non-compete and non-solicitation covenants in such agreements.  The terms of the agreement take into consideration the executive’s prior background, experience, compensation, competitive conditions and negotiations with the executive. On February 25, 2015, the Compensation Committee selected Messrs. Addesso, de Saram, Doucette, Howie and Mukherjee to become participants in the Executive Incentive Plan.  They are all participants in the Senior Executive Change of Control Plan.  (See “Change of Control Arrangements”).

Dominic J. Addesso.  On July 1, 2012, Everest Global and Everest Holdings entered into an employment agreement with Mr. Addesso under which he continued to serve as President of those companies and Chief Executive Officer of Everest Global as well as President of Everest Re and the Company.  Effective January 1, 2014, he assumed the role of Chief Executive Officer of the Company and Everest Re.  The agreement, which continues in effect through December 31, 2016, provides for an annual salary of $1 million effective January 1, 2014.  The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.

John P. Doucette.  On September 1, 2013, Everest Global entered into an employment agreement with Mr. Doucette under which he serves as Executive Vice President and Chief Underwriting Officer for Worldwide Reinsurance and Insurance of the Company, Everest Re and Everest National.  The agreement, which will continue in effect through September 1, 2016, provided for a base salary of $625,000, subject to increases.  The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.

Mark S. de Saram.  On November 1, 2014, Bermuda Re entered into an employment agreement with Mr. de Saram under which he is to serve as the Managing Director and Chief Executive Officer of Bermuda Re. The agreement, which will continue in effect through June 30, 2016, provides for an annual salary of $620,000, subject to increases, if any, and $12,500 per month as a housing allowance.  All payments shall be made in U.S. dollars.  Pursuant to his employment agreement, Mr. de Saram participates in the medical insurance, dental insurance and group life insurance plans currently available to other Bermuda Re employees.  In lieu of participating in the Bermuda Savings Plan, he receives a monthly payment equal to 10% of his monthly salary. The employment agreement’s material terms in the event of a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.

Sanjoy Mukherjee.  On September 1, 2013, Everest Global entered into an employment agreement with Mr. Mukherjee under which he is to serve as the General Counsel, Chief Compliance Officer and Secretary.  The agreement, which shall continue in effect through September 1, 2016, provided for an annual salary of $420,000, subject to increases, if any, and consideration of a grant of 3,500 restricted shares by the Compensation Committee.  The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.

Proxy Statement   53

Employment, Change of Control and Other Agreements

Change of Control Arrangements.  The Company’s change of control arrangements, embodied within the Senior Executive Change of Control Plan, are principally intended to provide continuity of management by motivating executive officers to remain with the Company, despite the uncertainty that arises in the context of a change in control.  The Senior Executive Change of Control Plan is designed to be compliant with §409A.  A violation of §409A may subject an executive to recognition of income with respect to nonqualified deferred compensation at the time such compensation becomes vested plus a 20 percent tax and interest.  Accordingly, the Senior Executive Change of Control Plan requires the participant to wait six months following a termination of employment due to a change of control in order to receive any payments under the plan.  The Change of Control Plan is administered by the Compensation Committee, which selects participants from among the senior executives of the Company and its subsidiaries.  Among others, the Compensation Committee has selected Mr. Addesso, Mr. de Saram, Mr. Doucette, Mr. Howie and Mr. Mukherjee to participate in the plan.

The Senior Executive Change of Control Plan provides that if, within two years after the occurrence of a material change (as defined in the plan) a participant terminates his or her employment for good reason (as defined in the plan) or the Company terminates the participant’s employment for any reason other than for due cause (as defined in the plan), then (a) all of the participant’s outstanding share options granted under the Company’s stock plans shall immediately vest and remain exercisable for three months following termination of employment; (b) all restrictions on the participant’s restricted shares awarded under the Company’s share plans shall immediately terminate and lapse; (c) the participant shall receive a cash payment six months after termination equal to the participant’s average salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) multiplied by a number between 2.00 and 2.99 as determined by the Compensation Committee (for Mr. Addesso, the number is 2.5, for Messrs. de Saram, Doucette, Howie and Mukherjee the number is 2.00); (d) the participant shall continue to be covered under the Company’s medical and dental insurance plans for a period of two years from the date of termination; and (e) the participant shall receive “special retirement benefits” in an amount that will equal the retirement benefits he or she would have received under the Everest Reinsurance Retirement Plan and any supplemental, substitute or successor plans adopted by the Company had he or she continued in the employ of the Company for a two year period following termination.  Special Retirement benefits shall be paid six months after termination.

Potential Payments Upon Termination or Change in Control

The tables below give a reasonable estimate of the incremental amount of compensation that might be paid to each of the Named Executive Officers in the event of termination of his employment on December 31, 2014.

The amounts shown assume that such termination, change in control, death or disability was effective as of December 31, 2014 and includes estimates of amounts to which the Named Executive Officer might be entitled incremental to what he earned during such time.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may be changed at the discretion of the Compensation Committee of the Company’s Board of Directors.

54   Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements

Payments Made Upon Termination.  Regardless of the manner in which a Named Executive Officer’s employment terminates, he is entitled to receive amounts earned during his term of employment.  Such amounts include: accrued salary; amounts contributed under the Employee Savings Plan and the Supplemental Savings Plan (see Non-qualified Deferred Compensation Table) and amounts accrued and vested through the Company’s Retirement Plan and the Supplemental Retirement Plan.  (See Pension Benefits Table.)  The retirement plans offer a survivor annuity, if elected by the participant.

Payments Made Upon Retirement.  In the event of retirement, in addition to the items above, all who are eligible will receive the pension benefits shown in the Pension Benefits Table with a reduction for early retirement. Generally, restricted shares and unexercisable options are cancelled and vested options remain exercisable for 90 days following retirement.

Payments Made Upon Death or Disability.  In the event of death or disability, in addition to the benefits listed under the headings above, the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance program, as available to employees generally.   Pursuant to the terms of their employment agreements, in the event of the death or disability of Mr. Addesso, Mr. Doucette or Mr. Mukherjee, any incentive bonus earned but not yet paid for the completed full fiscal year immediately preceding the employment termination date would be paid.  So, assuming a hypothetical death or disability of a Named Executive Officer on December 31, 2014, each Named Executive Officer would be entitled to any incentive bonus earned but not yet paid relating to fiscal 2014 performance.  Such bonus amounts would have been  $2.5 million for Mr. Addesso, $1.1 million for Mr. Doucette and $550,000 for Mr. Mukherjee as reported in the Summary Compensation Table.

In the event of the death or disability of any of the Named Executive Officers, unvested share options become exercisable and the restrictions on restricted shares lapse.  The following table lists the value of equity awards for each Named Executive Officer at the NYSE closing price of $170.30 at 2014 year end as if all vested on December 31, 2014.

Name	Options	Restricted Shares	Total
Dominic J. Addesso	$-	$7,497,458	$7,497,458
Mark S. de Saram	-	2,653,444	2,653,444
John P. Doucette	-	3,036,279	3,036,279
Craig W. Howie	-	1,891,522	1,891,522
Sanjoy Mukherjee	-	2,235,869	2,235,869

Termination or Change of Control

As described above, each of the Named Executive Officers is a participant in the Company’s Senior Executive Change of Control Plan.  Payments are made under the plan to the respective Named Executive Officer if he suffers a covered termination of employment within two years following a change in control.  The table below gives a reasonable estimate of what might be paid to each Named Executive Officer in the event of a covered termination of his employment on December 31, 2014 based on the Plan terms in effect at that time.

Proxy Statement   55

Employment, Change of Control and Other Agreements

Messrs. Addesso, de Saram, Doucette and Mukherjee’s employment agreements separately address payments that may be made and benefits continued in the event of a termination without due cause or resignation for good reason, outside of a change in control, as defined in the respective agreements.

		Termination Without		Termination
		Cause or Resignation		Following
Name	Incremental Benefit	for Good Reason		Change in Control
Dominic J. Addesso	Cash Payment	$4,500,000	(1)	$5,933,413	(5)
	Equity Value	4,528,107	(2)	7,497,458	(6)
	Benefits Continuation	$42,223	(3)	29,000
	Pension Enhancement	-		2,974,000
	Benefits Cutback	N/A		(10,796,074)
	Total Value	$9,070,330		$5,637,797	(7)

Mark S. de Saram	Cash Payment	$620,000	(4)	$2,368,462	(5)
	Equity Value	947,890	(2)	2,653,444	(6)
	Benefits Continuation	11,837		49,892
	Total Value	$1,579,727		$5,071,798

John P. Doucette	Cash Payment	$2,450,000	(1)	$2,851,282	(5)
	Equity Value	1,008,006	(2)	3,036,279	(6)
	Benefits Continuation	29,637	(3)	41,000
	Pension Enhancement	-		825,000
	Benefits Cutback	N/A		(1,794,870)
	Total Value	$3,487,643		$4,957,691	(7)

Craig Howie	Cash Payment	$-		$1,679,720	(5)
	Equity Value	-		1,891,522	(6)
	Benefits Continuation	-		41,000
	Pension Enhancement	-		-
	Benefits Cutback	-		(901,233)
	Total Value	$-		$2,711,009	(7)

Sanjoy Mukherjee	Cash Payment	$1,450,000	(1)	$1,628,366	(5)
	Equity Value	711,684	(2)	2,235,869	(6)
	Benefits Continuation	29,637	(3)	41,000
	Pension Enhancement	-		782,000
	Benefits Cutback	-		(1,984,410)
	Total Value	$2,191,321		$2,702,825	(7)

(1)
Pursuant to the terms of the Mr. Addesso’s employment agreement, he would be paid a separation allowance in equal installments over a 24 month period equal to two times his base salary.  Mr. Doucette and Mr. Mukherjee would each be paid two times his base salary over a 12 month period. All would receive any annual incentive bonus earned but not yet paid for the completed full fiscal year prior to termination.

(2)
Pursuant to the terms of the Named Executive Officer’s employment agreement, unvested restricted stock will continue to vest in accordance with its terms in the 12 month period following termination for Mr. de Saram, Mr. Doucette and Mr. Mukherjee.  For Mr. Addesso, unvested stock would continue to vest for 24 months in accordance with its terms.

56   Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements

(3)
Pursuant to the terms of the Named Executive Officer’s employment agreement, he shall continue to participate in the disability and life insurance programs until the earlier of a certain number of months or his eligibility to be covered by comparable benefits of a subsequent employer and he will receive a cash payment to enable him to pay for medical and dental coverage for a certain number of months.  For Mr. Addesso, the number is 24, for Mr. Doucette and Mr. Mukherjee, it is 12.

(4)
Pursuant to the terms of his employment agreement, Mr. de Saram would receive one year’s salary plus reasonable moving expenses, if terminated for reasons other than misconduct or a breach of Company policies.  Continued vesting of restricted stock would occur as described in footnote (2) and the Company would continue to pay for the reasonable cost of medical insurance for 6 months.

(5)
The Senior Executive Change of Control Agreement provides for a cash payment that equals the average of the executive’s salary and bonus for the previous three years times a factor assigned by the Board.  The factor is 2.0 for Messrs. de Saram, Doucette, Howie and Mukherjee and 2.5 for Mr. Addesso.

(6)	The unvested equity awards for each Named Executive Officer are valued at the NYSE closing price of $170.30 at 2014 year end as if all vested on December 31, 2014.

(7)
The terms of the Change of Control Agreement offer a cash payout, vesting of equity awards and enhanced pension and health benefits but the aggregate amount is capped at one dollar less than the amount that would otherwise trigger a Parachute Payment under Section 280G of the Internal Revenue Code.  The amount shown is the lesser of the total value or one dollar less than three times the Named Executive Officer’s annualized compensation for the most recent five years

Proxy Statement   57

Compensation Committee Interlocks and Insider Participation

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
____________________________________________________________________________

During 2014, the Compensation Committee was comprised of John J. Amore, John R. Dunne, William F. Galtney, Jr., Gerri Losquadro, Roger M. Singer and John A. Weber, all of whom are Non-Employee Directors of the Company and none of whom is or has been an officer of the Company.  No Compensation Committee interlocks existed during 2014.

58   Everest Re Group, Ltd.

Proposal No. 2 - Appointment of Independent Auditors

PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS
____________________________________________________________________________

The Board of Directors recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve as the Company’s auditor for the year ending December 31, 2015 and the authorization of the Board of Directors acting by the Audit Committee of the Board of Directors to set the fees for the independent, registered public accounting firm serving as the Company’s auditor.  Proxies will be so voted unless shareholders specify otherwise in their proxies.

The Company’s independent registered public accounting firm has been appointed to serve as the Company’s auditor each year at the Annual General Meeting of Shareholders pursuant to the Board’s recommendation, which is based on the recommendation of the Audit Committee.  For the 2015 Annual General Meeting, and in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”), the Audit Committee has evaluated the performance and independence of PricewaterhouseCoopers LLP and has recommended their appointment as the Company’s independent, registered public accounting firm to serve as auditor for the year ending December 31, 2015.  In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year.  Representatives of PricewaterhouseCoopers LLP will be present at the 2015 Annual General Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

Proxy Statement   59

Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

PROPOSAL NO. 3—APPROVE THE EVEREST RE GROUP, LTD. 2010 STOCK INCENTIVE PLAN AS AMENDED THROUGH THE SECOND AMENDMENT
____________________________________________________________________________

A proposal will be presented at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) to approve the Everest Re. Group, Ltd. 2010 Stock Incentive Plan (the “2010 Plan”), as amended through the second amendment (the “Second Amendment”) and to also approve performance-based stock unit awards granted to certain executives in accordance with the 2010 Plan as amended through the Second Amendment.  The 2010 Plan as amended through the Second Amendment is referred to as the “Amended 2010 Plan”.  Approval of the Amended 2010 Plan will not extend the duration of the 2010 Plan beyond its current term and the Company is not asking for any additional shares to be made available for awards under the Amended 2010 Plan as part of this proposal.

Purpose

The Company believes in the merits of linking executives' overall compensation opportunities to the enhancement of long-term shareholder return and uses equity-based compensation, such as options and other stock-related awards, as key elements of its executives' compensation packages.  Because the Company believes it is important for the employees of the Company and its subsidiaries to have an equity interest in the Company so that their interests are aligned with shareholder interests, and to be eligible to receive equity-based incentive awards, the Board of Directors has approved the Amended 2010 Plan, and is recommending that shareholders approve the Amended 2010 Plan.  Approval of the Amended 2010 Plan, including the performance measurement criteria set forth within the Amended 2010 Plan, will also enable the Company to grant performance-based equity compensation that is exempt from the $1 million limit on tax-deductible compensation.  In addition, the Board of Directors has approved the grant of performance-based stock unit awards to the Named Executive Officers and is recommending that shareholders approve the grant of those performance-based stock unit awards.

If shareholders do not approve the Amended 2010 Plan and the grant of the performance-based stock unit awards, the Plan will continue in its current form (including the changes made by the First Amendment as described below); however, the ability to grant performance-based equity awards that satisfy the requirements to be exempt from the $1 million limit on tax-deductible compensation and the other changes made by the Second Amendment will not take effect, nor will the grant of the performance-based stock unit awards take effect.

A summary of the material provisions of the Amended 2010 Plan, including the changes being made by the Second Amendment, is set forth below, and a copy of the Amended 2010 Plan is set forth in Exhibit A to this Proxy Statement.

60   Everest Re Group, Ltd.

Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

Summary of Amendments to 2010 Plan

Allowing the grant of stock-based performance awards that are subject to a substantial risk of forfeiture contingent upon the achievement of performance goals
Add the performance measurement criteria to be used in establishing the performance goals for the stock-based performance awards  in order that the awards be exempt from the $1 million limit on U.S. tax deductibility under section 162(m) of the U.S. Tax Code

Add a provision limiting the maximum number of shares that may be delivered pursuant to performance-based stock awards granted to any one participant during any one-calendar year, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, to 350,000 shares of stock

Prohibit the surrender of underwater options or SARs for a cash payment or for the grant of any other award except as approved by the Company’s shareholders
Require SARs to expire no later than ten years after the date of grant and to have an exercise price equal to 100% of the fair market value of a share of stock on the date the SAR is granted
Prohibit the surrender of underwater options or SARs for a cash payment or for the grant of any other award except as approved by the Company’s shareholders

Summary of the Second Amendment

On February 25, 2015, the Board of Directors adopted the Second Amendment to the 2010 Plan, subject to shareholder approval.  The Second Amendment will:

•	Add a provision allowing the grant of performance-based share awards that are subject to a substantial risk of forfeiture contingent upon the achievement of performance goals;

•
Add the performance measurement criteria to be used in establishing the performance goals for the performance-based share awards, which performance criteria are required in order that the awards be exempt from the $1 million limit on U.S. tax deductibility under section 162(m) of the Code; and

•
Add a provision limiting the maximum number of shares that may be delivered pursuant to performance-based share awards granted to any one participant in the 2010 Plan during any one-calendar year, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, to 350,000 shares of stock.

To enable the Company to grant performance-based compensation that is exempt from the $1 million limit on U.S. tax deductible compensation, the performance goals of the Amended 2010 Plan must be periodically resubmitted to and approved by the shareholders.

The Second Amendment will become effective upon shareholder approval.  Shareholder approval of the Amended 2010 Plan will constitute approval of the performance measurement criteria set forth in the plan for purposes of section 162(m).

Proxy Statement   61

Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

Summary of 2015 Performance Awards

On February 25, 2015, the Board of Directors granted performance stock unit awards to the Named Executive Officers, subject to shareholder approval of the awards.  These performance stock unit awards are referred to as “Performance Share Units” and defined as “PSUs” in the discussion entitled “Performance Share Units,” which appears within the section entitled “Compensation Discussion and Analysis.”

The Performance Share Unit Awards provide for the grant of stock units representing the right to receive up to 1.75 shares of stock for each unit awarded if the performance goals are achieved and the recipient fulfills the conditions for being vested in the award, subject to the following restrictions and such other terms established by the Committee:

•
The grant of stock units is divided into four installments that are earned if the applicable performance criteria are fulfilled within the applicable performance period (described below) and that become vested if the award recipient remains employed by the Company or an affiliate for three years after the grant date;

•
The performance criteria for the first three installments is based on achieving a return on equity during the applicable performance period, which for the first installment is the 2015 calendar year, for the second installment is the 2016 calendar year, and for the third installment is the 2017 calendar year.  Return on equity is defined to be operating income divided by average adjusted shareholders’ average of beginning of period and end of period shareholders’ equity, excluding the after-tax net unrealized appreciation (depreciation) on investments recorded in accumulated other comprehensive income;

•
The performance criteria for the fourth installment is based on the achievement by the Company of growth in book value per share as determined under GAAP and as reported on the Company’s Form 10-K for the performance period that begins on January 1, 2015 and ends on December 31, 2017, as compared to the growth in book value per common share of the peer companies, designated by the Committee, as reported on their Forms 10-K during the same performance period.  The PSU’s attributable to the fourth installment are referred to as “BVPS Units” in the discussion entitled “Performance Share Units,” which appears within the section entitled “Compensation Discussion and Analysis.”  The criteria for determining whether the required relative growth in book value per share has been achieved and the formula for determining the percentage of the BVPS Units earned based on the achievement of those criteria is described in more detail in the general discussion of “Performance Share Units” and the subsection of that discussion entitled “BVPS Units”;

•	Units will be earned only upon the certification by the Committee that the applicable performance criteria have been satisfied;

•
If after a performance period for an installment has begun an award recipient retires, dies or is disabled, then the award recipient will be vested in the award attributable to that installment and will earn stock units attributable to that installment, provided that the performance criteria applicable to the installment are achieved, but the length of the performance period during which the criteria are applied will be adjusted to reflect the shorter period that elapsed prior to the recipient’s termination of employment;

•
Upon a change in control, the Company may elect to continue the Performance Share Unit Awards in accordance with their terms, subject to adjustment of performance percentages to reflect whether less than 2/3 of the performance period elapsed prior to the change in control, or to terminate the Performance Share Unit Awards and distribute vested shares of stock; and

62   Everest Re Group, Ltd.

Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

•
If an award recipient is involuntarily terminated without due cause or for good reason after a change in control, following which the outstanding awards are continued, then with respect to an installment for which at least 2/3 of the performance period had elapsed prior to the change in control, the percentage of the stock units earned by the participant will be determined by applying the performance criteria applicable to such installment, but the performance period will end on the last day of the calendar year following the recipient’s termination of employment; whereas, with respect to an installment for which less than 2/3 of the performance period had elapsed prior to the change in control, the recipient will earn 100% of the stock units attributable to that installment as of his or her date of termination.

2015 Performance Share Awards

Everest Re. Group, Ltd. 2010 Stock Incentive Plan

Name and Position	Dollar Value	Number of Units
Dom Addesso, CEO and President	1,000,000	5,595
Mark de Saram, EVP and Managing Director and CEO of Bermuda Re	248,000	1,390
John Doucette, EVP and CUO	270,000	1,510
Craig Howie, EVP and CFO	206,000	1,155
Sanjoy Mukherjee, EVP, General Counsel and Secretary	188,000	1,055

Note that the foregoing table reflects the amount of the Performance Share Unit award that will be earned if the target thresholds, described in the discussion entitled “Performance Share Units” which appears within the section entitled “Compensation Discussion and Analysis” are achieved.  If the maximum thresholds described in that discussion are achieved, then the recipient may earn up to 1.75 times the amount described in the foregoing table.

The 2015 Performance Awards will become effective upon shareholder approval of the Amended 2010 Plan.

Summary of Material Provisions of Everest Re. Group, Ltd. 2010 Stock Incentive Plan as amended through the Second Amendment

Background

The 2010 Plan originally became effective on May 19, 2010, and will continue in effect until terminated by the Board; provided, however, that no awards may be granted under the 2010 Plan on or after the ten-year anniversary of that date.  Any awards that are outstanding after termination of the Plan shall remain subject to the terms of the Plan.

On February 25, 2015, the Board previously adopted the first amendment to the 2010 Plan (the “First Amendment”).  The First Amendment added restrictions to the 2010 Plan that are favorable to shareholders, including provisions that: (a) require SARs to expire no later than ten years after the date of grant and to have an exercise price equal to 100% of the fair market value of a share of stock on the date the SAR is granted; (b) prohibit the surrender of underwater options or SARs for a cash payment or for the grant of any other award under the 2010 Plan except as approved by the Company’s shareholders; and (c) to make certain other technical and clarifying changes.

Proxy Statement   63

Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

Plan Administration

The Amended 2010 Plan is administered by a committee of the Board of Directors (the “Committee”), which is required under the terms of the Amended 2010 Plan to consist of two or more non-employee directors. The Board of Directors has designated the Compensation Committee as the Committee to administer the Amended 2010 Plan. The Committee has the authority to grant and amend any type or combination of types of awards under the Amended 2010 Plan.

The Committee may delegate all or any portion of its responsibilities or powers under the Amended 2010 Plan to persons selected by it. The Committee may also delegate to officers of the Company discretionary authority with respect to substantial decisions or functions regarding the Amended 2010 Plan or awards, including decisions regarding the timing, eligibility, pricing, amount or other terms of an award, provided such awards are not made to insiders, who are defined as persons subject to Section 16 of the Exchange Act.

Eligibility

Awards may be granted under the Amended 2010 Plan to any person, including any director of the Company, who is an employee of the Company or certain of its subsidiaries or a consultant or advisor who (other than non-employee directors) provides bona fide services for the Company or certain of its subsidiaries.  The Committee selects who will receive awards, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards.

General

The Amended 2010 Plan provides for the grant of non-qualified and incentive stock options, SARs, restricted stock, and stock awards. The purpose of the 2010 Plan is to benefit the Company, its subsidiaries and its shareholders by encouraging high levels of performance by individuals who are key to the success of the Company and its subsidiaries and to enable the Company to attract, motivate and retain talented and experienced individuals essential to its success.

The total number of shares reserved for issuance as originally approved by shareholders under the Amended 2010 Plan is 4,000,000, of which 2,662,650 remain available for issuance.  Note that the Company is not asking for any additional shares to be made available for awards under the Amended 2010 Plan.  Any shares allocated to an award under the Amended 2010 Plan that expires, lapses or is forfeited or terminated for any reason without issuance of the shares will be available for new awards to be granted under the Amended 2010 Plan.

The following additional limitations will apply to awards under the Amended 2010 Plan: (1) no more than 350,000 shares may be issued for options and SARs granted to any one individual in any calendar year; (2) no more than 1,000,000 shares may be issued for options intended to be Incentive Stock Options; and no more than 350,000 shares may be issued for performance-based stock awards granted to any one participant during any one-calendar year.

The shares with respect to which awards may be made under the Amended 2010 Plan may be shares that are currently authorized but unissued, or currently held or subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

The Committee may grant any combination of stock options (both incentive and non-qualified), SARs, restricted stock or stock awards. The number of shares subject to an award and any other restrictions that are deemed appropriate by the Committee for a particular type of award, to particular individuals or in particular circumstances, will be included in the individual award

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Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

document reflecting the grant of the award to the recipient and setting forth specific terms and conditions of the award (the “Award Agreement”).

The Amended 2010 Plan contains provisions relating to adjustments of the terms of outstanding awards to reflect changes in the Company’s capitalization or shares or the occurrence of specified events.  The number of shares that may be acquired under the Amended 2010 Plan, the maximum number of shares that may be delivered pursuant to awards, and such other terms as are necessarily affected by such specified events are subject to adjustment in the event of a stock dividend, stock split, recapitalization, merger, consolidation (whether or not Everest Re Group, Ltd. is the surviving corporation), reorganization, combination or exchange of Shares or similar events.

Except as otherwise provided by the Committee, awards under the Amended 2010 Plan will only be transferable to the extent designated by the participant by will or by laws of descent and distribution.

Stock Options

The Committee may grant options to purchase shares which may be either incentive stock options or non-qualified stock options. The purchase price of shares under each option must be based on the fair market value of a share on the date the option is granted, at an exercise price that is no less than the fair market value of a share of stock on the date the stock option is granted. Except for reductions approved by our shareholders or adjustment for business combinations, the exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to us as consideration for the grant of a replacement stock option with a lower exercise price.  Except as approved by our shareholders, stock options granted under the Amended 2010 Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the option is greater than the then current fair market value of the share. Options granted under the Amended 2010 Plan will be exercisable in accordance with the terms established by the Committee.  The full purchase price of each share purchased upon the exercise of any option must be paid at the time of exercise. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on shares acquired pursuant to the exercise of an option as the Committee determines to be desirable.

Stock Appreciation Rights

The Committee may grant an SAR in connection with all or any portion of an option as well as independent of any option grant.  An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which exercise price may not be less than the fair market value of the shares of Stock at the time the stock appreciation right is granted.  The excess amount will be payable in shares, in cash or in a combination thereof, as determined by the Committee.  Except for reductions approved by our shareholders or adjustment for business combinations, the exercise price of a stock appreciation right may not be decreased after the date of grant nor may a stock appreciation right be surrendered to us as consideration for the grant of a replacement stock appreciation right with a lower exercise price.  Except as approved by our shareholders, stock appreciation rights granted under the Amended 2010 Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the stock appreciation right is greater than the then current fair market value of the share. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on the shares acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

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Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

Stock Awards

The Committee may grant of one or more shares of stock or a right to receive one or more shares of stock in the future, subject to one or more of the following as determined by the Committee:

•	The Committee may grant Stock Awards in consideration of a participant’s previously performed services or in return for the participant surrendering other compensation that may be due.

•	The Committee may grant Stock Awards that are contingent on the achievement of performance or other objectives during a specified period.

•
The Committee may grant Stock Awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

Any Stock Awards will be subject to such other conditions, restrictions and contingencies as the Committee determines. If a Stock Award is made to an employee and the employee’s right to vesting of this Stock Award is conditioned on the achievement of performance measures (as described below) or other performance objectives, then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting will be not less than one year (subject, to the extent provided by the Committee, to accelerated vesting in the event of the participant’s death, disability, retirement, or involuntary termination following a change in control).

Payment Provisions

The Amended 2010 Plan permits the payment of the option exercise price or award price in cash or, at the Committee’s discretion, with shares valued at their fair market value, or with a combination of such shares and cash.  Shares may only be used for payment, however, if they have been held by the participant for at lease six months and meet the requirements established by the Committee. Other lawful consideration may also be applied to the purchase or exercise price of an award under the Amended 2010 Plan, to the extent authorized by the Committee and as may be permitted under relevant state or Bermuda law.  The Amended 2010 Plan also permits payment of the exercise price in accordance with a cashless exercise program under which, pursuant to a recipient’s direction, shares are issued directly to the recipient’s broker or dealer upon receipt of the exercise price in cash from the broker or dealer.

Shares held by a participant may also be used to discharge tax withholding obligations related to the exercise of options or the receipt of other awards to the extent authorized by the Committee.

Change of Control

In the event of a “Change of Control” of the Company (as defined in the Amended 2010 Plan), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board of Directors take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants:

•	accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding award made pursuant to the Amended 2010 Plan;

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Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

•
offer to purchase any outstanding award made pursuant to the Amended 2010 Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

•	make adjustments or modifications to outstanding awards as the Committee deems appropriate to maintain and protect the rights and interests of participants following such Change of Control.

Any such action approved by the Board of Directors shall be conclusive and binding on the Company and all participants.

Performance Criteria

The Amended 2010 Plan is intended to permit the grant of performance based compensation within the meaning of section 162(m) of the Code, which generally limits the deduction that we may take for compensation of our Chief Executive Officer, and the next three most highly compensated named executive officers (other than the Chief Financial Officer).  Under section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met.  The exercisability or payment of awards that are intended to qualify as performance based compensation may be based upon one or more of the following business criteria as established by the Committee: (i) net income, before or after taxes; (ii) operating income, before or after taxes; (iii) premiums earned; (iv) earnings per share; (v) return on shareholders' equity; (vi) return on assets; (vii) appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company; (viii) comparisons with various stock market indices; (ix) market share; (x) GAAP combined ratio; (xi) statutory combined ratio; (xii) expense ratio; (xiii) reductions in costs and expense growth; (xiv) gross or net premium growth; (xv) relative book value of shares; or (xvi) any combination thereof.  Performance criteria may be applied by the Committee as a measure of the performance of any, all, or any combination of the Company or a Subsidiary.  Each performance criteria may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders equity and/or shares outstanding, investments or to assets or net assets, and may (but need not) provide for adjustments for restructurings, extraordinary, and any other unusual, non-recurring, or similar changes.

Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Amended 2010 Plan, in whole or in part.  The Committee may at any time alter or amend any or all Award Agreements under the Amended 2010 Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an award without the holder’s consent.

United States Income Tax Consequences of the Amended Plan

The following paragraphs provide a general summary of the U.S. federal income tax consequences of the Amended 2010 Plan based upon current law, which is subject to change. State, local or foreign tax consequences are beyond the scope of this summary. In addition, this summary is necessarily general and does not describe all possible federal income tax effects to particular recipients of awards under the Amended Plan or to the Company in all circumstances.

Proxy Statement   67

Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

Non-qualified Stock Options

The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.  Special rules will apply if the participant uses previously owned shares to pay some or all of the option exercise price.

The exercise of a non-qualified stock option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option.  The net number of shares received will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up.  The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of exercise.  The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such Shares determined at the time of exercise.

Incentive Stock Options

The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.  For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain.  A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price.  If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

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Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

The exercise of an incentive stock option through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified stock option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option.  The net number of shares received will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up.  However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

If the exercise price of an incentive stock option is paid with shares acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum incentive stock option holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

Stock Appreciation Rights

The grant of an SAR will not result in taxable income to the participant.  Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards

A participant who has been granted a stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a "substantial risk of forfeiture" for U.S. income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy withholding tax requirements.  Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may generally only be used to satisfy the Company’s minimum statutory withholding obligation.

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Proposal No. 3 - Approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended Through the Second Amendment

Tax Deduction

Everest Re Group, Ltd. is not subject to U.S. income taxes.  However, if an award is granted to a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction equal to the amount of income includible in the participant’s income provided that such amount constitutes an ordinary and necessary business expense to the subsidiary and is reasonable in amount.  A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation.  However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. If a U.S. subsidiary has an employee who is among the five most highly compensated officers, that subsidiary’s deduction will be subject to this limit.  To preserve the deduction for its U.S. subsidiary, the Company has designed the Amended 2010 Plan to enable awards thereunder to constitute “performance-based compensation” and not be counted toward the $1 million limit.

Deferred Compensation

Certain awards under the Amended 2010 Plan may be subject to tax rules that apply to nonqualified deferred compensation plans.  If an award is subject to those rules, and fails to conform to them, the recipient may have accelerated recognition of taxable income, and may also become liable for interest and tax penalties.  Failure to satisfy the rules will not have an adverse tax effect on the Company.  The Company intends that, to the extent that awards are subject to the deferred compensation rules, the awards will be structured to satisfy those rules.

Change of Control

Any acceleration of the vesting or payment of awards under the Amended 2010 Plan in the event of a Change of Control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Amended 2010 Plan.  A participant may also be subject to state and local taxes in connection with the grant of awards under the Amended 2010 Plan.  The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

This summary of the Amended 2010 Plan is qualified in its entirety by the full text of the Amended Plan, a copy of which is attached as Exhibit A.

70   Everest Re Group, Ltd.

Proposal No. 4 - Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan As Amended Through the Third Amendment

PROPOSAL NO. 4: APPROVE THE EVEREST RE GROUP, LTD. 2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN AS AMENDED THROUGH THE THIRD AMENDMENT
_____________________________________________________________________________________________________________________________________________________________

A proposal will be presented at the 2015 Annual Meeting to approve the Everest Re. Group, Ltd. 2003 Non-Employee Directors Equity Compensation Plan (the “2003 Plan”), as amended through the third amendment (the “Third Amendment”). The Plan as amended through the Third Amendment is referred to as the “Amended 2003 Plan”.  The Company is not asking for any additional shares to be made available for awards under the Amended 2003 Plan as part of this proposal.

Purpose

The 2003 Plan was originally adopted by the Board of Directors on February 25, 2003, and shareholders approved the adoption of the 2003 Plan at the Company’s Annual General Meeting on May 22, 2003.  The purpose of the 2003 Plan is to benefit the Company, its subsidiaries, and its shareholders by enhancing the Company’s ability to attract and retain experienced and knowledgeable directors and to encourage such directors to increase their proprietary interest in the Company through ownership of shares.  The 2003 Plan was amended by the Board of Directors by the first amendment to provide that the expiration date for exercising vested options is three years following the participant’s termination as a director, except where termination is for cause, in which case the option expires immediately.  The 2003 Plan was further amended by the Board of Directors by the second amendment.  The second amendment provided for the award of SARs, restricted stock awards and stock awards to non-employee directors and reserved 500,000 shares for delivery under the 2003 Plan, and therefore extended the term of the 2003 Plan to the tenth anniversary of the date on which shareholders approved the second amendment, which was May 25, 2005.

The Board of Directors has approved the Amended 2003 Plan, and is recommending that shareholders approve the Amended 2003 Plan.  Approval of the Amended 2003 Plan will continue the 2003 Plan in effect for ten years after the date on which shareholders approve the Amended 2003 Plan and will put into effect provisions that are favorable to shareholders, as described below.  If shareholders do not approve the Amended 2003 Plan, the 2003 Plan will continue in effect only with respect to previously-granted awards that remain outstanding, but the provisions favorable to shareholders will not take effect, and the Company will not be able to grant new awards under the 2003 Plan, thus limiting the Company’s ability to attract and retain knowledgeable directors and encourage such directors to increase their proprietary interest in the Company.

Summary of the Third Amendment

On February 25, 2015, the Board of Directors adopted the Third Amendment to the 2003 Plan, subject to shareholder approval.  The Third Amendment will:

•
Continue the 2003 Plan in effect for an additional ten years, thereby extending the time during which new awards can be made to non-employee directors to the tenth anniversary of May 13, 2015, the date of the Company’s 2015 Annual General Meeting;

•	Require a minimum vesting period of at least three years for awards that are conditioned on the completion of a specified period of service;

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Proposal No. 4 - Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan As Amended Through the Third Amendment

•	Require SARs to expire no later than ten years after the date of grant and to have an exercise price equal to 100% of the fair market value of a share of stock on the date the SAR is granted;

•	Prohibit the surrender of underwater options or SARs for a cash payment or for the grant of any other award under the 2003 Plan except as approved by the Company’s shareholders; and

•	Make certain other technical and clarifying changes.

The Third Amendment will become effective upon shareholder approval. A summary of the material provisions of the Amended 2003 Plan, including the changes being made by the Third Amendment, is set forth below, and a copy of the Amended Plan is set forth in Exhibit B to this Proxy Statement.

Summary of Material Provisions of 2003 Plan as amended through the Third Amendment

General

The 2003 Plan provides for the grant of non-qualified stock options (“Options”), retainer awards (“Retainer Awards”), SARs, restricted stock awards and stock awards to non-employee directors.

The total number of shares reserved for issuance under the Amended 2003 Plan is 500,000, of which 377,487 remain available for future issuance.  Note that the Company is not asking for any additional shares to be made available for issuance under the Amended 2003 Plan.  Any shares allocated to an award under the Amended 2003 Plan that expires, lapses, is forfeited or terminated for any reason without issuance of the shares (whether or not cash or other consideration is paid to the participant in respect of such shares) will be available for new awards to be granted under the Amended 2003 Plan.  The following additional limits apply to awards under the Amended 2003 Plan: (1) no more than 10,000 shares in the aggregate may be issued for Options or SARs to any one eligible director in any calendar year; and (2) no more than 5,000 shares in the aggregate may be issued for Retainer Awards or stock awards, including restricted stock awards, to any one eligible director in any calendar year.

The shares with respect to which awards may be made under the Amended 2003 Plan may be shares that are currently authorized but unissued, or to the extent permitted by applicable law, currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.  All common shares issued in settlement of an award shall be issued as fully paid.

The Committee may grant any combination of Options, SARs, restricted stock or stock awards.  The number of shares subject to the award and any other restrictions that are deemed appropriate by the Committee for a particular type of award, to particular individuals, or in particular circumstances, will be included in an individual award document reflecting the grant of the award to the recipient and setting forth specific terms and conditions of the award (the “Award Agreement”).  A stock award, other than an award of restricted stock, need not be evidenced by an Award Agreement.

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Proposal No. 4 - Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan As Amended Through the Third Amendment

Plan Administration

The Amended Plan is administered by a committee of the Board (the “Committee”), the members of which are designated by the Board.  The Committee currently is the full Board.  If the Board designates a Committee that is less than the full Board, the Committee shall not include directors eligible to receive awards under the Amended 2003 Plan.  The Committee has the authority to grant and amend any type or combination of types of awards permitted under the Amended 2003 Plan.

The Committee may delegate all or any portion of its responsibilities or powers under the Amended 2003 Plan to persons selected by it, provided, however, that the Committee may not delegate discretionary authority with respect to substantial decisions or functions regarding the Amended 2003 Plan or awards.

Retainer Awards

Each plan year, the non-employee directors shall each be entitled to elect to be granted a stock-based “Retainer Award” for the year in lieu of receiving all or a portion of the applicable retainer fees in cash.  The Retainer Award shall be in the form of shares having a fair market value equal to the retainer fee that would otherwise be paid in cash.  If a director becomes an eligible director during a plan year, on a date other than the first day of the Plan year, the director shall be entitled to elect to be granted a Retainer Award for the remainder of the year in lieu of receiving all or a portion of the applicable retainer fees which would otherwise be paid in cash.

Shares awarded as Retainer Awards shall be fully vested as of the date of grant.

Options

The Committee may grant Options to non-employee directors to purchase common shares of the Company.  The purchase price of shares under each Option must be based on the fair market value of a share on the date the Option is granted, at an exercise price that is no less than the fair market value of a share of stock on the date the stock option is granted. Except for reductions approved by our stockholders or adjustment for business combinations, the exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to us as consideration for the grant of a replacement stock option with a lower exercise price.  Except as approved by our stockholders, stock options granted under the Amended 2003 Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the option is greater than the then current fair market value of the share.  Options granted under the Amended 2003 Plan will be exercisable in accordance with the terms established by the Committee.  The full purchase price of each share purchased upon the exercise of any Option must be paid at the time of exercise.  The Committee, in its discretion, may impose such conditions, restrictions and contingencies on shares acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

Except as otherwise provided by the Committee, if a director’s date of termination occurs for a reason other than death, disability or removal for cause, the holder of the stock option may exercise the stock option at any time within a period of three years after such termination to the extent the stock option was exercisable on the date of such termination.  If the director’s date of termination occurs by reason of death or disability, the director (or estate as the case may be) may exercise the stock option at any time within a period of three years after such termination to the extent the stock option was exercisable on the date of such termination.  An Option shall expire immediately upon a director’s removal for cause.  In no event, however, may any stock option be exercised by any person after its expiration date.

Proxy Statement   73

Proposal No. 4 - Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan As Amended Through the Third Amendment

Stock Appreciation Rights

The Committee may grant an SAR in connection with all or any portion of an Option or independent of any Option grant.  An SAR entitles the participant to receive the amount by which the fair market value of a specified number of Shares on the exercise date exceeds an exercise price established by the Committee, which exercise price may not be less than the fair market value of the shares of Stock at the time the stock appreciation right is granted.  The excess amount will be payable in shares, in cash, or in a combination thereof, as determined by the Committee. Except for reductions approved by our stockholders or adjustment for business combinations, the exercise price of a stock appreciation right may not be decreased after the date of grant nor may a stock appreciation right be surrendered to us as consideration for the grant of a replacement stock appreciation right with a lower exercise price.  Except as approved by our stockholders, stock appreciation rights granted under the Amended 2003 Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the stock appreciation right is greater than the then current fair market value of the share. If common shares are issued on surrender of an SAR, such common shares shall be issued fully paid, in consideration of the eligible director’s services.  The Committee, in its discretion, may impose such conditions, restrictions and contingencies on the shares acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

Other Stock Awards

The Committee may grant stock awards (a grant of shares as payment of a bonus, as payment of any other compensation obligation, upon the occurrence of a special event or as otherwise determined by the Committee) and restricted stock (grants of shares, with such shares or rights being made subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, as determined by the Committee).  Recipients of restricted stock may have voting rights and may receive dividends on the granted shares prior to the time the restrictions lapse.

Payment Provisions

The Amended 2003 Plan permits the payment of the Option exercise price, or award price, by the following methods:  (1) in cash; or (2) at the Committee's discretion, by the eligible director’s surrender to the Company for repurchase of common shares valued at their fair market value, with the proceeds of such repurchase applied by the Company to pay the exercise or award price (or part thereof), as applicable; or (3) with a combination of such shares and cash.  Shares may only be used for such purpose, however, if they have been owned for at least six months (or such other period as may be required by the Committee) by the eligible director who is the holder of such Option or award and they meet any other requirements established by the Committee.  Other lawful consideration may also be applied to the purchase or exercise price of an award under the Amended 2003 Plan, to the extent authorized by the Committee.

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Proposal No. 4 - Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan As Amended Through the Third Amendment

Change of Control

The Amended 2003 Plan permits the acceleration of vesting with respect to any outstanding Options under the Amended 2003 Plan in the event of a “Change of Control” of Everest Re Group, Ltd., as defined below.  In addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants:

•	accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding award made pursuant to this Amended 2003 Plan;

•
offer to purchase any outstanding award made pursuant to the Amended 2003 Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

•	make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of participants following such change of control.

Any such action approved by the Board shall be conclusive and binding on the Company and all participants.

For purposes of the Amended 2003 Plan, a Change of Control shall mean the occurrence of any of the following:

•
A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of Everest Re Group, Ltd., and such offer is consummated for the ownership of securities of the Everest Re Group, Ltd. representing twenty-five percent (25%) or more of the combined voting power of Everest Re Group, Ltd.’s then outstanding voting securities.

•
Everest Re Group, Ltd. is merged or consolidated with another corporation and, as a result, less than seventy-five percent (75%) of the outstanding voting securities of the resulting corporation shall then be owned in the aggregate by the former shareholders of Everest Re Group, Ltd. other than affiliates.

•	Everest Re Group, Ltd. transfers substantially all of its assets to another corporation or entity that is not its wholly owned subsidiary.

•
Any person is or becomes the beneficial owner, directly or indirectly, of securities of Everest Re Group, Ltd. representing twenty-five percent (25%) or more of the combined voting power of Everest Re Group, Ltd.’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.

•
As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Everest Re Group, Ltd. immediately before the transaction cease to constitute at least a majority thereof.

Proxy Statement   75

Proposal No. 4 - Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan As Amended Through the Third Amendment

Amendment and Termination

The Board may at any time amend, suspend or discontinue the Amended 2003 Plan, in whole or in part, provided, no such amendment shall increase any of the share limitations nor shall it permit the Committee to grant an Option with an exercise price below fair market value on the date of grant.  The Committee may at any time alter or amend any or all Award Agreements under the Amended 2003 Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an award without the holder’s consent.

Adjustments

The Amended 2003 Plan contains provisions relating to adjustments of the terms of outstanding awards to reflect changes in the Company’s capitalization or shares or the occurrence of specified events.  The number of shares that may be acquired under the Amended 2003 Plan, the maximum number of shares that may be delivered pursuant to awards, and such other terms as are necessarily affected by such specified events are subject to adjustment in the event of a stock dividend, stock split, recapitalization, merger, consolidation (whether or not Everest Re Group, Ltd. is the surviving corporation), reorganization, combination or exchange of shares or similar events.

Transferability

Except as otherwise provided by the Committee, awards under the Amended 2003 Plan will only be transferable to the extent designated by the participant by will or by laws of descent and distribution.

Interest of Certain Persons in Matters to be Acted Upon

Each of the non-employee directors of the Company has a direct interest in the approval of the Amended 2003 Plan, which will make additional of equity awards available to such non-employee directors.

United States Income Tax Consequences of the Amended Plan

The following paragraphs provide a summary of the material U.S. federal income tax consequences of the Amended 2003 Plan based upon current laws and regulations.  These laws and regulations are subject to change.  This summary does not address state, local or foreign tax consequences to which a participant in the Amended Plan may be subject.  In addition, this summary is necessarily general and does not describe all possible federal income tax effects to particular recipients of awards under the Amended Plan or to the Company in all circumstances.  The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them under the Amended 2003 Plan.

Retainer Awards

A participant who has elected to receive a Retainer Award in lieu of receiving retainer fees in cash will realize ordinary income at the time of grant in an amount equal to the then fair market value of those shares.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

76   Everest Re Group, Ltd.

Proposal No. 4 - Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan As Amended Through the Third Amendment

Options

The grant of an Option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.  Special rules will apply if the participant uses previously owned shares to pay some or all of the Option exercise price.

The exercise of an Option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option.  That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up.  The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of exercise.  The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

SARs

The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income.  Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Other Stock Awards

A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, assuming that the restrictions constitute a "substantial risk of forfeiture" for U.S. income tax purposes.  Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.  Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant.  A participant may elect pursuant to section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date.

A participant who receives a stock award which is not subject to a “substantial risk of forfeiture” will be taxed based on the value of the stock on the date of the award.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy withholding tax requirements.  Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.  The shares withheld from awards may generally only be used to satisfy the Company’s minimum statutory withholding obligation.

Proxy Statement   77

Proposal No. 4 - Approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan As Amended Through the Third Amendment

Deferred Compensation Rules

Certain awards under the Amended 2003 Plan may be subject to tax rules that apply to nonqualified deferred compensation plans. If an award is subject to those rules, and fails to conform to them, the recipient may have accelerated recognition of taxable income, and may also become liable for interest and tax penalties. Failure to satisfy the rules will not have an adverse tax effect on the Company. The Company intends that, to the extent that awards are subject to the deferred compensation rules, the awards will be structured to satisfy those rules.

Tax Deduction

Everest Re Group, Ltd. is not subject to U.S. income taxes.

Change of Control

Any acceleration of the vesting of an Option award under the Amended 2003 Plan in the event of a Change of Control of Everest Re Group, Ltd. may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Amended 2003 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Amended 2003 Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

This summary of the Amended 2003 Plan is qualified in its entirety by the full text of the Amended 2003 Plan, a copy of which is attached as Exhibit B.

78   Everest Re Group, Ltd.

Proposal No. 5 - Non-Binding Advisory Vote on Executive Compensation

PROPOSAL NO. 5—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
____________________________________________________________________________

The Board of Directors recommends that you vote FOR the non-binding advisory approval of the Named Executive Officers’ compensation.  Proxies will be so voted unless shareholders specify otherwise in their proxies.  Proxies given by beneficial holders to shareholders of record may not be so voted unless beneficial holders specify a vote for approval in their proxies.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis”, the Company’s executive compensation program is designed to attract, reward, and retain talented executives whose abilities are critical to the success of the Company and its long term goals of profitability and strong shareholder returns.  Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

Shareholders are being asked to indicate their support for the Company’s Named Executive Officer compensation as described in this Proxy Statement, which includes the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board recommends that you vote “FOR” the following resolution at the Annual General Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors.  However, the Board of Directors and the Compensation Committee value the opinions of the Company’s shareholders, will review the voting results, and will consider shareholder concerns.

Proxy Statement   79

Miscellaneous - General Matters

MISCELLANEOUS—GENERAL MATTERS
____________________________________________________________________________

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, and directors and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of the forms it has received and representations that no other reports were required, the Company believes that all of its executive officers and directors have filed with the SEC on a timely basis all required Forms 3, 4 and 5 with respect to transactions during fiscal year 2014.

Shareholder Proposals for the 2016 Annual General Meeting of Shareholders

To be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2016 Annual General Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company in proper form at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, no later than December 12, 2015.  If the shareholder proposal relates to a nomination for director, then the proposal must be made in accordance with the procedures set forth in Bye-law 12 and discussed in the section titled “Nominating and Governance Committee.”  This Bye-law is available on the Company’s website or by mail from the Corporate Secretary’s office.

Proxy Solicitations

The expense of this proxy solicitation will be borne by the Company.  In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile or mail by directors or officers who are employees of the Company without additional compensation.  Georgeson Shareholder Communications Inc. will provide solicitation services to the Company for a fee not to exceed $6,500 plus out-of-pocket expenses.  The firm will solicit proxies by personal interview, telephone, facsimile and mail. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

80   Everest Re Group, Ltd.

Miscellaneous - General Matters

Transfer Agent and Registrar

The Company has appointed Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A.) to serve as transfer agent, registrar and dividend paying agent for the Common Shares. Correspondence relating to any share accounts or dividends should be addressed to:

Computershare
P.O. BOX 30170
College Station, TX 77842-3170

Overnight correspondence should be sent to:
Computershare
211 Quality Circle, Suite 210
College Station, TX 77845
(877) 373-6374 (Shareholder Services – Toll Free)
(781) 575-2725 (Shareholder Services)

All transfers of certificates for Common Shares should also be mailed to the above address.

By Order of the Board of Directors
Sanjoy Mukherjee
Executive Vice President, General Counsel and Secretary

April 10, 2015

Proxy Statement   81

Exhibit A

EXHIBIT A
EVEREST RE GROUP, LTD.
2010 STOCK INCENTIVE PLAN
(as Amended through the Second Amendment)

Section 1.                          Establishment and Purpose

The purpose of the Everest Re Group, Ltd. 2010 Stock Incentive Plan (the “Plan”) is to benefit the Corporation, its Subsidiaries, and its shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate and retain talented and experienced individuals essential to their success. This is to be accomplished by providing such eligible individuals an opportunity to obtain or increase their proprietary interest in the Corporation’s performance and by providing such individuals with additional incentives to remain with the Corporation and its Subsidiaries.

Section 2.                          Definitions

The following terms, used herein, shall have the meaning specified:

(a)      “Award” means any award or benefit granted under the terms of the Plan.

(b)      “Award Agreement” means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

(c)      “Board of Directors” means the Board of Directors of the Corporation as it may be comprised from time to time.

(d)      “Code” means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

(e)      “Committee” means the Committee as defined in Section 8.

(f)      “Corporation” means Everest Re Group, Ltd., and any successor corporation.

(g)      “Effective Date” means the Effective Date as defined in Section 15.

(h)      “Employee” means officers and other key employees of the Corporation or a Subsidiary, and excludes directors who are not also employees of the Corporation or a Subsidiary. “Employee” includes consultants and advisors that provide bona fide services to the Corporation or a Subsidiary, provided that such services are not in connection with the offer or sale of securities of the Corporation or a Subsidiary in a capital-raising transaction.

(i)       “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

(j)       “Exercise Price” means a purchase or exercise price established by the Committee at the time an Option or an SAR is granted.

(k)      “Fair Market Value” means, unless otherwise provided in the Award Agreement, the average of the highest and lowest sale price of the Stock as reported on the Composite Transaction Tape of the New York Stock Exchange (or on such other exchange, if any, on which the Stock is traded) on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale. If the Stock is not traded on any such exchange, Fair Market Value shall be as determined in the Award Agreement, or as may be determined in good faith by the Committee.

82   Everest Re Group, Ltd.

Exhibit A

(l)       “Incentive Stock Option” means an option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

(m)     “Insider” means any person who is subject to “Section 16.”

(n)      “Option” means an Award granted under the Plan that entitles the Participant, for a certain period of time, to purchase shares of Stock at an Exercise Price established by the Committee.

(o)      “Participant” means any Employee who has been granted an Award pursuant to this Plan.

(p)      “Performance Criteria” means the following measures of performance: net income, before or after taxes; operating income, before or after taxes; premiums earned; earnings per share; return on shareholders' equity; return on assets; appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Corporation; comparisons with various stock market indices; market share; GAAP combined ratio; statutory combined ratio; expense ratio; reductions in costs and expense growth; gross or net premium growth; relative book value of shares; or any combination thereof. Performance criteria may be applied by the Committee as a measure of the performance of any, all, or any combination of the Corporation or a Subsidiary. Each performance criteria may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation and/or the past or current performance of other companies or may be applied to the performance of the Corporation relative to a market index, a group of other companies or a combination thereof, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders equity and/or shares outstanding, investments or to assets or net assets, and may (but need not) provide for adjustments for restructurings, extraordinary, and any other unusual, non-recurring, or similar changes.

(q)      “Section 16” means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

(r)       “Stock” means shares of common stock  (class of common shares) of the Corporation, par value $.01 per share, or any security of the Corporation issued in substitution, exchange or lieu thereof.

(s)      “Subsidiary” means any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation’s stock.

(t)      “Ten-percent Shareholder” means any person who owns, directly or indirectly, on the relevant date securities representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiary. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code Section 424(d) shall apply.

Section 3.                          Eligibility

Persons eligible for Awards shall consist of Employees who hold positions of significant responsibilities with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.

Section 4.                          Awards

The Committee may grant any of the types of Awards enumerated in paragraphs (a) through (d) of this Section 4, either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

Proxy Statement   83

Exhibit A

(a)      Non-qualified Stock Options. The grant of an Option entitles the Participant to purchase a specific number of shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 4 may either be an incentive stock option or a non-qualified stock option. A Non-qualified Stock Option is an Option that is not intended to be an “incentive stock option” as described in section 422(b) of the Code. All Non-qualified Stock Options granted under the Plan shall expire not later than ten (10) years after grant, and shall have an Exercise Price equal to 100% of the Fair Market Value of the Stock on the date the option is granted.

(b)      Incentive Stock Options. An Incentive Stock Option is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” as described in section 422(b) of the Code. All Incentive Stock Options granted under the Plan shall be subject to the following:

(i)      The aggregate fair market value (determined at the time of the grant of the Award) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

(ii)      No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted, or the date this Plan is approved by shareholders, whichever is earlier.

(iii)     No Incentive Stock Option may be exercisable more than:

A.      in the case of an Employee who is not a Ten-Percent Shareholder on the date that the option is granted, ten (10) years after the date the option is granted, and

B.      in the case of an Employee who is a Ten-Percent Shareholder on the date the option is granted, five (5) years after the date the option is granted.

(iv)      The exercise price of any Incentive Stock Option shall be no less than:

A.      in the case of an Employee who is not a Ten-Percent Shareholder on the date that the option is granted, the Fair Market Value of the Stock subject to the option on such date; and

B.      in the case of an Employee who is a Ten-Percent Shareholder on the date that the option is granted, 110% of the Fair Market Value of the Stock subject to the option on such date.

(v)      No Incentive Stock Option shall be granted to an individual who is an Employee by virtue of being a consultant or advisor.

(c)      Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive, upon surrender of the right, an amount payable in cash or in shares of Stock, which may be Restricted Stock.

(i)       The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a specified number of shares of Stock on the exercise date (or on such other date or dates set forth in the Award Agreement) over the Exercise Price relative to such shares, as may be established by the Committee.  All SARs granted under the Plan shall expire not later than ten (10) years after grant, and shall have an Exercise Price equal to 100% of the Fair Market Value of the Stock on the date the SAR is granted.

(ii)       In the case of an SAR granted with respect to an Incentive Stock Option to an Employee who is a Ten-Percent Shareholder on the date of such Award, the Exercise Price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Award is made.

84   Everest Re Group, Ltd.

Exhibit A

(d)      Restricted Stock and Stock Awards.

(i)       Restricted Stock is Stock that is issued to a Participant and is subject to a substantial risk of forfeiture or other restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine, where such restrictions will lapse upon achievement of one or more goals relating to the completion of services by the Participant or achievement of other objectives as may be determined by the Committee. A certificate for the shares of Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, that the certificates representing shares of Restricted Stock shall be held in custody by the Corporation until the restrictions relating thereto otherwise lapse, and; provided further, that the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Stock as soon as practicable following the date of grant.

(ii)      Stock Awards shall be any compensation grant to a Participant that provides for payment to a Participant in shares of Stock.

(iii)     Restricted Stock and Stock Awards may be issued at the time of grant, upon the exercise of an SAR, Option or other right, as payment of a bonus, as payment of any other compensation obligations, upon the occurrence of a future event, at a specified time in the future or as otherwise determined by the Committee. The period during which Restricted Stock is subject to restrictions may commence prior to the actual transfer of Restricted Stock to a Participant if so specified in the Award Agreement.

(e)      Performance Stock Awards

(i)        Performance Stock is the grant of Restricted Stock or Stock Award as described in subsection 4(d), above, that, in addition to being subject to any other such conditions, restrictions and contingencies determined by the Committee, is subject to a substantial risk of forfeiture contingent upon the achievement of Performance Criteria or other performance objectives during a specified period and that is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives, as determined by the Committee.

(ii)      The Committee may designate a Performance Stock Award granted to any Participant as "performance-based compensation" as that term is used in section 162(m) of the Code.  To the extent required by section 162(m) of the Code, any Performance Stock Award so designated shall be conditioned on the achievement of one or more performance objectives based on Performance Criteria as determined by the Committee.  For Awards under this Section 4(e) intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance objectives shall be made during the period required under section 162(m) of the Code.

(f)      Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(i)        Subject to the following provisions of this subsection 4(f), the full Exercise Price for shares of stock purchased on the exercise of an Option shall be paid at the time of such exercise.

Proxy Statement   85

Exhibit A

(ii)      The Exercise Price of the Stock subject to the Option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender, by actual delivery of shares or by attestation, of Stock owned for at least six months by the holder of the option (the value of such Stock shall be its Fair Market Value on the date of exercise), through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.

(iii)      In accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer.

(g)      General Provisions for Awards.

(i)      Except for either adjustments pursuant to Section 9 (relating to the adjustment of Shares), or reductions of the Exercise Price approved by the Corporation's shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a replacement Option or SAR with a lower Exercise Price.  Except as approved by Corporation’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to Corporation in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a Share.  In addition, no repricing of an Option or SAR shall be permitted without the approval of Corporation’s shareholders if such approval is required under the rules of any stock exchange on which Stock is listed.

Section 5.                          Shares of Stock and Other Stock-Based Awards Available Under Plan

(a)      The Stock which may be issued pursuant to an Award under the Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Corporation as treasury shares, including shares purchased in the open market or in private transactions.

(b)       Subject to the adjustment provisions of Section 9 hereof, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 4,000,000 shares of Stock.

(c)       Subject to the adjustment provisions of Section 9 hereof, the following additional maximums are imposed on the Plan:

(i)       The maximum number of shares of Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be 1,000,000 shares.

(ii)      The aggregate maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 4 relating to Options and SARs, shall be 350,000 shares during any one calendar-year period.

(iii)      For Performance Stock Awards that are intended to be "performance-based compensation" (as that term is used for purposes of section 162(m) of the Code), no more than 350,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting).

86   Everest Re Group, Ltd.

Exhibit A

(d)      To the extent that any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall be deemed to not have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)      If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tender shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(f)       For the purposes of computing the total number of shares of Stock granted under the Plan, the following rules shall apply to Awards payable in Stock:

(i)        Each Option shall be deemed to be the equivalent of the maximum number of shares of Stock that may be issued upon exercise of the particular Option;

(ii)      Where one or more types of Awards (both of which are payable in Stock) are granted in tandem with each other, the number of shares of Stock shall be deemed to be the greater of the number of shares that would be counted if one or the other Award alone was outstanding.

Additional rules for determining the number of shares of Stock granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

Section 6.                          Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock and/or SARs subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. The Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to as the Award Agreement regardless of whether any Participant signature is required. In the event that the Committee requires that the Participant execute and return the Award Agreement, no person shall have any rights under the Award unless and until the Participant to whom such Award shall have been granted shall have executed and delivered to the Corporation the Award Agreement; provided, however, the execution and delivery of such an Award Agreement shall not be a precondition to the granting of such Award. By executing the Award Agreement, or submitting an option exercise form (whether or not the Award Agreement required execution) a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

(a)      Award Agreements shall include the following terms:

(i)        Non-assignability. Unless otherwise specifically provided for by the Committee, a provision that no Award shall be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised, if exercisable, only by such Participant or by his or her guardian or legal representative.

(ii)      Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to such Award(s) as and to the extent determined by the Committee. A provision that for

Proxy Statement   87

Exhibit A

purposes of the Plan (A) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and (B) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment, except as otherwise required by applicable law, as determined by the Committee, in order to preserve the status of an option as an Incentive Stock Option.

(iii)      Rights as a Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

(iv)      Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid to the holder of an Award in satisfaction of such Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, the amount of Stock so deducted shall not exceed the minimum required withholding obligation.

(v)      Treatment of Option. Each Award of an option shall state whether or not it is intended to constitute an Incentive Stock Option.

(vi)      Minimum Exercise. No option may be exercised for less than the lesser of 50 shares of Stock or the full number of shares of Stock for which the option is then exercisable.

(b)      Other Terms.  Award Agreements may include such other terms as the Committee may determine are necessary, and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or a Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of  a change of control of the Corporation or an employing Subsidiary, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Stock under an Award.

Section 7.                          Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part; provided that no amendment by the Board of Directors shall increase any limitations set forth in Section 5 nor shall it permit any options to be awarded at exercise prices below Fair Market Value. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Adjustments pursuant to Section 9 shall not be subject to the foregoing limitations of this Section 7.

Section 8.                          Administration

(a)      The Plan and all Awards granted pursuant thereto shall be administered by a committee of the Board of Directors (the “Committee”), which Committee shall consist of not less

88   Everest Re Group, Ltd.

Exhibit A

than two (2) members of such Board of Directors who are not employees of the Corporation or any Subsidiary. The members of the Committee shall be designated by the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)      The Committee shall have the authority and discretion to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to determine the terms and provisions of any Award Agreement made pursuant to the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security, SARs, or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

(c)      Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the officers or employees of the Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards. Any such delegation may be revoked by the Committee at any time.

(d)      To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

Section 9.                          Adjustment Provisions

(a)      In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

(b)      In the event the adjustments described in clauses (i) and (ii) of paragraph (a) of this Section 9 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.

(c)      The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds,

Proxy Statement   89

Exhibit A

debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10.                        Change of Control

(a)      In the event of a “Change of Control” of the Corporation (defined below), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board of Directors take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

(i)        Accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

(ii)       Offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or

 (iii)      Make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control.

Any such action approved by the Board of Directors shall be conclusive and binding on the Corporation and all Participants.

(b)      For purposes of this Section, a Change of Control shall mean the occurrence of any of the following:

(i)        A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of the Corporation, and such offer is consummated for the ownership of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding voting securities.

(ii)      The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Corporation, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.

(iii)     The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly-owned subsidiary of the Corporation.

(iv)      Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.

(v)       As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof.

90   Everest Re Group, Ltd.

Exhibit A

Section 11.                        General Restrictions

Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)      Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)      To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 12.                          Unfunded Plan

The Plan shall be unfunded. Neither the Corporation, a Subsidiary, nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, a Subsidiary, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 13.                          Limits of Liability

(a)      Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)      Neither the Corporation nor a Subsidiary, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan except as may be expressly provided by statute.

Section 14.                          Rights of Employees

(a)      Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

(b)      Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.

Section 15.                          History and Duration

The Board of Directors adopted the Plan subject to the approval of the shareholders of the Corporation at the Corporation’s 2010 annual meeting of its shareholders on May 19, 2010. The date of such shareholder approval shall be the “Effective Date” of the Plan. The Plan shall remain in effect as long as any Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten years of the Effective Date of the Plan. The approval by shareholders of the Plan as amended through the Second Amendment at the Corporation’s annual meeting of its shareholders on May 13, 2015 does not extend the duration of the Plan beyond the time periods set forth above.

Proxy Statement   91

Exhibit B

EXHIBIT B

EVEREST RE GROUP, LTD.
2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
(As Amended through the Third Amendment)

Section 1.        Establishment and Purpose

  The Everest Re Group, Ltd. 2003 Non-Employee Directors Equity Compensation Plan (the “Plan”) has been established by Everest Re Group, Ltd., a Bermuda company (the “Company”), to promote the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in the Company through the ownership of Common Shares. The Common Shares can be acquired through grants of stock in lieu of cash-based retainer fees and through grants of Discretionary Awards.

Section 2.        Definitions

  The following terms, used herein, shall have the meaning specified:

(a)      “Award” means the Retainer Award or a Discretionary Award granted to any Eligible Director under the terms of the Plan.

(b)      “Award Date” means the date on which an Award under the Plan is granted.

           (c)      “Award Agreement” means an agreement described in Section 8 hereof entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

(d)      “Board” means the Board of Directors of the Company as it may be comprised from time to time.

  (e)      Unless otherwise defined in an Award Agreement, “Cause” shall mean any one of the following: (i) the willful engaging by the Participant in continuing or repeated conduct which is demonstrably and materially injurious to the Company or its affiliates, (ii) commission by the Participant of an act that involves theft, fraud or dishonesty (whether or not involving the Company, its affiliates or Participant’s duties at or relating to the Company or its affiliates), (iii) the Participant’s continuing or repeated material failure to abide by or comply with the internal policies or procedures of the Company or its affiliates (as may be applicable to Directors) or any non-compete or confidentiality agreement with the Company or its affiliates, or (iv) conviction of any crime that constitutes a felony (whether or not involving the Company, its affiliates or the Participant’s duties at or relating to the Company or its affiliates).

(f)      “Change of Control” shall be as defined in Section 10.

(g)      “Code” means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

(h)     “Committee” means the Committee as defined in Section 12.

(i)      “Common Shares” means common shares of the Company, par value $.01 per share, or any security of the Company issued in substitution, exchange or lieu thereof.

(j)      “Date of Termination” means the last day on which a Participant serves as a Director.

(k)     “Discretionary Award” shall be as defined in Section 6.

92   Everest Re Group, Ltd.

Exhibit B

(l)      “Director” means a member of the Board.

(m)    “Effective Date” means the Effective Date as defined in Section 12(e).

(n)     “Eligible Director” means each Director who is not an Employee of the Company.

  (o)      “Employee” means officers and employees of the Company or a Subsidiary, and excludes directors who are not also officers or employees of the Company or a Subsidiary. “Employee” includes consultants and advisors that provide bona fide services (other than services as a director) to the Company or a Subsidiary, provided that such services are not in connection with the offer or sale of securities of the Company or a Subsidiary in a capital-raising transaction.

(p)      “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

(q)      “Exercise Price” means a purchase or exercise price established by the Committee at the time an Option or SAR is granted.

  (r)      “Fair Market Value” means, unless otherwise provided in the Award Agreement, the average of the highest and lowest sale price of Common Shares as reported on the Composite Transaction Tape of the New York Stock Exchange (or on such other exchange, if any, on which the Common Shares are traded) on the relevant date, or if no sale of Common Shares are reported for such date, the next preceding day for which there is a reported sale. If Common Shares are not traded on any such exchange, Fair Market Value shall be as determined in the Award Agreement, or as may be determined in good faith by the Committee. In no event, shall the Fair Market Value be less than the prevailing par value of a Common Share to be issued under the Plan.

(s)      “Option” means a non-qualified stock option Award granted under the Plan that entitles the Participant, for a certain period of time, to purchase Common Shares at an Exercise Price established by the Committee.

(t)      “Participant” means any Eligible Director who has been granted an Award pursuant to this Plan.

(u)      “Plan Year” shall mean each calendar year, with the first Plan Year beginning on the Effective Date and ending on December 31, 2003.

(v)      “Restricted Stock” shall be as defined in Section 6(c)(2).

(w)     “Retainer Award” shall be as defined in Section 5(a).

  (x)      “Retainer Fee” means the annual compensation fee for services to be rendered as a Director to be paid to each Eligible Director as determined annually by the Board in its sole discretion. Such fees are to be paid in cash, or in stock at the election of each Eligible Director as provided in Section 5 of this Plan, on a quarterly basis (or other period as may be determined by the Board). Cash payments will become payable as of the last business day of the applicable Plan Year quarter. For Retainer Fees to be paid in the form of stock, the payment date shall be the first business day of the next following Plan Year quarter.

(y)      “SAR” shall be as defined in Section 6(b).

(z)      “Section 16” means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

(aa)   “Stock Award” shall be as defined in Section 6(c)(1).

  (bb)    “Subsidiary” means any corporation in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation’s common equity.

Proxy Statement   93

Exhibit B

Section 3.        Eligibility

  Persons eligible for Awards under the Plan shall consist solely of Eligible Directors.

Section 4.        Awards

  The Eligible Directors shall be eligible to receive any of the types of Awards enumerated in Sections 5 or 6, either singly, in tandem or in combination with other types of Awards, as provided herein or as the Committee may in its sole discretion determine. Retainer Awards shall only be granted if the Eligible Director elects to waive cash payment of all or a portion of the applicable Retainer Fees.

Section 5.        Retainer Awards

  (a)      For each Plan Year, each Director who is an Eligible Director on the first day of that Plan Year shall be entitled to elect to be granted a stock-based “Retainer Award” for the year in lieu of receiving all or a portion of the Retainer Fee in cash. The Retainer Award shall be in the form of Common Shares having a Fair Market Value (as determined on the last day of the applicable Plan Year quarter) equal to the Retainer Fee that would otherwise be paid in cash.

  (b)      If a Director becomes an Eligible Director during a Plan Year, on a date other than the first day of the Plan Year, he shall be entitled to elect to be granted a Retainer Award for the remainder of the year in lieu of receiving all or a portion of the applicable Retainer Fee. The Retainer Award shall be in the form of Common Shares having a Fair Market Value (as determined on the last day of the applicable Plan Year quarter) equal to the Retainer Fee, subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Director.

  (c)      Common Shares awarded under this subsection 5(a) shall be fully vested as of the date of grant.

Section 6.        Discretionary Option Awards.

           The Committee may grant any of the types of Awards enumerated in paragraphs (a) through (c) of this Section 6 (“Discretionary Awards”) either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

(a)                Options.

(1)
An Option shall entitle the Director to purchase Common Shares at an Exercise Price equal to the greater of: (i) 100% of the Fair Market Value of Common Shares as of the Award Date; or (ii) the par value of a Common Share.

(2)
Unless otherwise provided by the Committee, an Option granted to an Eligible Director shall become exercisable with respect to one-third of the shares covered by the Option on the first anniversary of the date of grant and with respect to an additional one-third of the shares covered by the Option on each subsequent anniversary; provided, however, that such portion of the Option shall become exercisable only if such Director’s Date of Termination does not occur prior to the foregoing vesting dates. Notwithstanding any provision of the Plan to the contrary, the foregoing vesting schedule shall be subject to acceleration in the event of the Participant’s death, disability (as may be determined by the Committee) or in the event of a Change of Control.

94   Everest Re Group, Ltd.

Exhibit B

(3)
Unless otherwise provided by the Committee, an Option shall expire on the earliest of: (i) the ten-year anniversary of the Award Date, (ii) the three-year anniversary of the Director’s Date of Termination if termination occurs due to the Director’s death or disability, (iii) the Date of Termination, if such termination of service occurs due to removal for Cause, or (iv) the three-year anniversary of the Director’s Date of Termination if the termination of service occurs for reasons other than as listed in clauses (ii) or (iii). No Option shall be exercisable following a Director’s Date of Termination except to the extent that the Option is exercisable prior to, or becomes exercisable as of, such Date of Termination.

(b)
Stock Appreciation Rights.  A stock appreciation right (“SAR”) is a right to receive, upon surrender of the right, an amount payable in cash or in Common Shares, which may be Restricted Stock. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a specified number of Common Shares on the exercise date (or on such other date or dates set forth in the Award Agreement) over the Exercise Price relative to such shares, as may be established by the Committee.  All SARs granted under the Plan shall expire not later than ten (10) years after grant, and shall have an Exercise Price equal to 100% of the Fair Market Value of the Stock on the date the SAR is granted. If Common Shares are issued on surrender of an SAR, such Common Shares shall be issued fully paid, in consideration of the Eligible Director’s services to the Company.

(c)                 Restricted Stock and Stock Awards.

(1)	A “Stock Award” shall be any compensation grant to a Participant that provides for payment to a Participant in Common Shares.

(2)
An Award of “Restricted Stock” is a Stock Award where the Common Shares granted to a Director are subject to a substantial risk of forfeiture, other restrictions on transfer, or such other restrictions on incidents of ownership as the Committee may determine, which restrictions will lapse upon achievement of one or more goals relating to the completion of services by the Director or achievement of other objectives as may be determined by the Committee.  A certificate for shares of Restricted Stock, which certificate shall be registered in the name of the Director, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Company until the restrictions relating thereto otherwise lapse, and; provided, further, that the Director shall deliver to the Company a stock power endorsed in blank relating to the shares of Restricted Stock as soon as practicable following the date of grant.

(3)
Stock Awards, including Awards of Restricted Stock, may be issued at the time of grant, upon the exercise of an SAR, Option or other right, as payment of a bonus, as payment of any other compensation obligations, upon the occurrence of a future event, at a specified time in the future or as otherwise determined by the Committee.  The period during which Restricted Stock is subject to restrictions may commence prior to the actual transfer of Restricted Stock to a Participant if so specified in the Award Agreement.

Proxy Statement   95

Exhibit B

(d)	Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

(1)	Subject to the following provisions of this subsection 6(d), the full Exercise Price for Common Shares purchased on the exercise of an Option shall be paid at the time of such exercise.

(2)
The Exercise Price of Common Shares subject to the Option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the Eligible Director’s surrender to the Company for repurchase of Common Shares owned for at least six months by the Eligible Director who is the holder of the Option (the value of such Common Shares shall be the Fair Market Value on the date of exercise and the proceeds of such repurchase shall be applied by the Company to pay the Exercise Price (or part thereof, as applicable)), through a combination of Common Shares and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and subject to and in compliance with applicable law. No fractional Common Shares will be issued or accepted.

(3)	All Common Shares issued pursuant to this Section 6 shall be issued as fully paid.

(e)	General Provisions for Awards.

(i)           If the right to become vested in an Award is conditioned on the completion of a specified period of service with the Company, without achievement of performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to the extent permitted by the Committee, to pro rated vesting over the course of such three year period and to acceleration of vesting in the event of the Participant’s death, disability, retirement, change of control or involuntary termination).

(ii)           Except for either adjustments pursuant Section 9 (relating to the adjustment of Shares), or reductions of the Exercise Price approved by the Company's shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price.  Except as approved by Company’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a Share.  In addition, no repricing of an Option or SAR shall be permitted without the approval of Company’s shareholders if such approval is required under the rules of any stock exchange on which Stock is listed.

Section 7.        Common Shares and Other Share-Based Awards Available Under Plan

  (a)     The Common Shares which may be issued pursuant to an Award under the Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Company or its subsidiaries, including shares purchased in the open market or in private transactions.

96   Everest Re Group, Ltd.

Exhibit B

  (b)      Subject to the adjustment provisions of Section 9 hereof, the maximum aggregate number of shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 500,000 Common Shares, and the maximum number of shares that may be granted to any one Eligible Director in a single calendar year shall be 10,000 shares pursuant to Discretionary Awards which are Options or SARs and 5,000 shares pursuant to Retainer Awards and Discretionary Awards which are Stock Awards (including Restricted Stock).

  (c)      To the extent that any Common Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Common Shares are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan and they shall again be available under the Plan.

  (d)      If the Exercise Price of any Option granted under the Plan is satisfied by tendering Common Shares to the Company (by either actual delivery or by attestation), only the number of Common Shares issued net of the Common Shares tendered shall be deemed delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan.

  (e)      For the purposes of computing the total number of Common Shares granted under the Plan, each Option shall be deemed to be the equivalent of the maximum number of Common Shares that may be issued upon exercise of the particular Option.  Where one or more types of Awards (both of which are payable in Common Shares) are granted in tandem with each other, the number of Common Shares shall be deemed to be the greater of the number of shares that would be counted if one or the other Award alone was outstanding.  Additional rules for determining the number of Common Shares granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

  (f)      No fractional Common Shares shall be distributed under the Plan and, instead, the Fair Market Value of such fractional share shall be distributed in cash, with the Fair Market Value determined as of the date the fractional share would otherwise have been distributable. For purposes of the foregoing sentence, if more than one Award or type of Award under the Plan is to be distributed in Common Shares on a single date, such Common Shares shall be aggregated prior to determining the number of whole and fractional shares to be distributed.

Section 8.        Award Agreements

            Each Discretionary Award (other than Stock Awards which are not Restricted Stock) under the Plan shall be evidenced by an Award Agreement setting forth the number of Common Shares or SARs subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan and applicable law.  The Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to as the Award Agreement regardless of whether any Participant signature is required. In the event that the Committee requires that the Participant execute and return the Award Agreement, no person shall have any rights under the Award unless and until the Participant to whom such Award shall have been granted shall have properly executed and delivered to the Company the Award Agreement; provided, however, the execution and delivery of such an Award Agreement shall not be a precondition to the granting of such Award. By executing the Award Agreement, or submitting an option exercise form (whether or not the Award Agreement required execution) a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board or their delegates.

Proxy Statement   97

Exhibit B

  (a)      Award Agreements shall include the following terms:

(1)      Non-assignability. Unless otherwise specifically provided for by the Committee, a provision that no Option, while vested or unvested, or any other Award, while unvested, be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised, if exercisable, only by such Participant or by his or her guardian or legal representative.

(2)      Termination of Services. A provision describing the treatment of an Award in the event of the death, disability or other termination of a Participant’s service with the Company, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate service prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to such Award(s) as and to the extent determined by the Committee.

(3)      Rights as a Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any Common Shares covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

(4)      Minimum Exercise. No Option may be exercised for less than the lesser of 50 Common Shares or the full number of shares of Common Shares for which the Option is then exercisable.

           (b)      Other Terms. Award Agreements may include such other terms as the Committee may determine are necessary and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued service with the Company, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change of control of the Company, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Common Shares under an Award.

Section 9.        Adjustment Provisions

  (a)      In the event of any change in the outstanding shares of Common Shares by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Company is a surviving corporation), reorganization, combination or exchange of Common Shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of Common Shares (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued annually to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

  (b)      In the event the adjustments described in clauses (i) and (ii) of subsection (a) of this Section 9 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.

98   Everest Re Group, Ltd.

Exhibit B

  (c)      The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10.      Change of Control

  In the event of a “Change of Control” of the Company (defined below), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

  (a)      offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or

  (b)      make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control, which adjustment or modification may include acceleration of time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to the Plan.

  Any such action approved by the Board shall be conclusive and binding on the Company and all Participants.

  (c)      For purposes of this Section, a “Change of Control” shall mean the occurrence of any of the following:

          (1)      A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of the Company, and such offer is consummated for the ownership of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities.

           (2)      The Company is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.

           (3)     The Company transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Company.

           (4)      Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Company.

           (5)      As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of the Company immediately before the transaction, cease to constitute at least a majority thereof.

Proxy Statement   99

Exhibit B

Section 11.      General Restrictions

  Delivery of Common Shares or other amounts under the Plan shall be subject to the following:

  (a)      Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

  (b)      To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Common Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 12.      Operation and Administration

  (a)   Administration.

          (1)     The Plan and all Awards granted pursuant thereto shall be administered by a committee of the Board (the “Committee”), which shall initially be the full Board. The full Board shall remain as the Committee until such time, and times, as the Board, in its sole discretion, designates a lesser number of Board members to serve as the Committee. If the Board designates a Committee of less than the full Board, such Committee shall not include Eligible Directors. If the Committee is made up of less than the full Board, or for any other reason determined by the full Board, the full Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

          (2)     The Committee shall have the authority and discretion to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to determine the terms and provisions of any Award Agreement made pursuant to the Plan. All questions of interpretation with respect to the Plan, the number of Common Shares or other security, or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

          (3)     Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the officers or employees of the Company and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards. Any such delegation may be revoked by the Committee at any time.

          (4)     To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

100   Everest Re Group, Ltd.

Exhibit B

  (b)      Unfunded Plan. The Plan shall be unfunded. Neither the Company, a Subsidiary, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, a Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

  (c)      Limits of Liability.

           (1)     Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

          (2)     Neither the Company nor a Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan except as may be expressly provided by statute.

  (d)      Rights of Participants. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Participant any right to continue in the service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the service of such person with or without cause.

  (e)      Duration. The Board of Directors adopted the third amendment to the Plan, subject to such shareholder approval, extending the term of the Plan to the ten-year anniversary of the date on which the shareholders of the Company approve the third amendment at the Company’s 2015 Annual General Meeting on May 13, 2015. The date of such shareholder approval is the ‘Effective Date’ of the Plan as amended through the third amendment. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

  (f)      Form and Time of Elections. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when timely delivered to the Secretary of the Company. Any election to receive a Retainer Award in lieu of cash shall be irrevocable after it is filed with respect to the Plan Year for which it is filed, and such election shall remain in effect and be irrevocable with respect to any future Plan Year unless a new election with respect to such Plan Year is filed in accordance with rules established by the Committee, in which case such new election shall be irrevocable with respect to such Plan Year.

  (g)      Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Company.

  (h)      Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

Proxy Statement   101

Exhibit B

Section 13.      Amendment and Termination

  The Board may at any time amend, suspend or discontinue the Plan, in whole or in part; provided, however, that no amendment by the Board shall increase any limitations set forth in Section 7 nor shall it permit any Options to be awarded at Exercise Prices below Fair Market Value without approval of the shareholders. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Adjustments pursuant to Section 9 shall not be subject to the foregoing limitations of this Section 13.

102   Everest Re Group, Ltd.

EVEREST.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors for a term to end in 2016:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Dominic J. Addesso	☐	☐	02 - John J. Amore	☐	☐	03 - John R. Dunne	☐	☐
04 - William F. Galtney, Jr.	☐	☐	05 - Gerri Losquadro	☐	☐	06 - Roger M. Singer	☐	☐
07 - Joseph V. Taranto	☐	☐	08 - John A. Weber	☐	☐			

Proposal	For	Against	Abstain
2. To appoint PricewaterhouseCoopers LLP as the Company's registered public accounting firm to act as the Company's auditor for the year ending December 31, 2015 and authorize the Board of Directors, acting by the Audit Committee, to set the fees for the registered public accounting firm.	☐	☐	☐
3. To approve the Everest Re Group, Ltd. 2010 Stock Incentive Plan as Amended through the Second Amendment.	☐	☐	☐
4. To approve the Everest Re Group, Ltd. 2003 Non-Employee Director Equity Compensation Plan as Amended through the Third Amendment.	☐	☐	☐
5. Advisory vote to approve 2014 executive compensation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX

021U3C

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — Everest Re Group, Ltd.

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Annual General Meeting of Shareholders

May 13, 2015, 10:00 a.m.
Fairmont Hamilton Princess, 76 Pitts Bay Road
Hamilton, Bermuda

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. Addesso, J. Doucette and S. Mukherjee, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of EVEREST RE GROUP, LTD. held in the name of the undersigned at the close of business on March 20, 2015, at the Annual General Meeting of Shareholders to be held on May 13, 2015, at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda at 10:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU <u>MUST</u> COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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